Exhibit 2.5


                                     [Composite Copy Reflecting First Amendment]

                           EMPLOYEE BENEFITS AGREEMENT

                                 by and between

                                   AT&T CORP.

                                       and

                              AT&T BROADBAND CORP.



                                   Dated as of
                                December 19, 2001




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                                TABLE OF CONTENTS

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

ARTICLE I           DEFINITIONS...................................................................................1
         1.1        Affiliate.....................................................................................1
         1.2        Agreement.....................................................................................1
         1.3        Ancillary Agreements..........................................................................1
         1.4        Approved Leave of Absence.....................................................................1
         1.5        AT&T..........................................................................................2
         1.6        AT&T Broadband Common Stock...................................................................2
         1.7        AT&T Closing Stock Value......................................................................2
         1.8        AT&T Common Stock.............................................................................2
         1.9        AT&T Deferral Plan............................................................................2
         1.10       AT&T Deferral Plan Participant................................................................2
         1.11       AT&T Directors' Deferral Plan.................................................................2
         1.12       AT&T Employee.................................................................................2
         1.13       AT&T Entity...................................................................................2
         1.14       AT&T Executive................................................................................2
         1.15       AT&T Executive Benefit Plans..................................................................3
         1.16       AT&T Force Management Program.................................................................3
         1.17       AT&T Labor Agreement..........................................................................3
         1.18       AT&T Long Term Incentive Plan.................................................................3
         1.19       AT&T Opening Stock Value......................................................................3
         1.20       AT&T Participant..............................................................................4
         1.21       AT&T Pension Plans............................................................................4
         1.22       AT&T Post-Retirement Welfare Benefits Plan....................................................4
         1.23       AT&T Savings Plans............................................................................4
         1.24       AT&T Toll Discount Program....................................................................4
         1.25       AT&TMPP.......................................................................................4
         1.26       AT&TPP........................................................................................4
         1.27       Auditing Party................................................................................4
         1.28       Award.........................................................................................4
         1.29       Benefit Plan..................................................................................4
         1.30       Broadband Adjustment Plan.....................................................................5
         1.31       Broadband Common Stock Value..................................................................5
         1.32       Broadband Employee............................................................................6
         1.33       Broadband Entities............................................................................6
         1.34       Broadband Long Term Savings Plans.............................................................6
         1.35       Broadband Participant.........................................................................6
         1.36       Broadband Pension Plans.......................................................................6
         1.37       Broadband Severance Plan......................................................................6
         1.38       Broadband Transferees.........................................................................6
         1.39       Close of the Distribution Date................................................................6
         1.40       COBRA.........................................................................................6
         1.41       Code..........................................................................................6
         1.42       Communications Services Entities..............................................................7
         1.43       Distribution..................................................................................7

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         1.44       Distribution Date.............................................................................7
         1.45       Distribution Ratio............................................................................7
         1.46       Distribution Year.............................................................................7
         1.47       EBLIP.........................................................................................7
         1.48       ERISA.........................................................................................7
         1.49       Former Employee...............................................................................7
         1.50       Health and Welfare Plans......................................................................7
         1.51       HIPAA.........................................................................................8
         1.52       Immediately after the Distribution Date.......................................................8
         1.53       Individual Agreement..........................................................................8
         1.54       Individual Deferral Agreement.................................................................8
         1.55       Intrinsic Value...............................................................................8
         1.56       Merger Agreement..............................................................................8
         1.57       Liabilities...................................................................................8
         1.58       Nasdaq........................................................................................9
         1.59       Non-parties...................................................................................9
         1.60       NYSE..........................................................................................9
         1.61       Option........................................................................................9
         1.62       Participating Company.........................................................................9
         1.63       Person........................................................................................9
         1.64       Senior Manager................................................................................9
         1.65       Separation and Distribution Agreement.........................................................9
         1.66       Separation Transactions.......................................................................9
         1.67       SMULIP........................................................................................9
         1.68       Subsidiaries..................................................................................9
         1.69       SVULIP........................................................................................9
         1.70       Tax Sharing Agreement.........................................................................9
         1.71       Transition Period............................................................................10
         1.72       U.S..........................................................................................10

ARTICLE II          GENERAL PRINCIPLES...........................................................................10
         2.1        Employment of Broadband Transferees..........................................................10
         2.2        Employment of Broadband Employees............................................................10
         2.3        Employment of Broadband Transferees on Leave Status..........................................10
         2.4        Assumption and Retention of Liabilities; Related Assets......................................10
         2.5        Broadband Participation in AT&T Benefit Plans................................................11
         2.6        AT&T Participation in Broadband Benefit Plans................................................12
         2.7        Terms of Participation by Broadband Transferees in Broadband Benefit Plans...................12
         2.8        Service Recognition..........................................................................12
         2.9        Approval by AT&T as Sole Shareholder.........................................................12
         2.10       AT&T Labor Agreements........................................................................13
         2.11       Change in Control Benefits...................................................................13

ARTICLE III         DEFINED CONTRIBUTION AND DEFINED BENEFIT PLANS...............................................14
         3.1        Savings Plans................................................................................14
                    (a)      Broadband Long Term Savings Plan Trust..............................................14

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                    (b)      AT&T Savings Plans and Trust........................................................14
                    (c)      Assumption of Liabilities and Transfer of Accounts..................................14
                    (d)      Vesting.............................................................................15
                    (e)      Exchange of Data; Account Transfer..................................................15
                    (f)      "Lost" Company Match................................................................15
         3.2        AT&T Pension Plans...........................................................................16
                    (a)      Retention of AT&T Pension Plans.....................................................16
                    (b)      Vesting.............................................................................16
                    (c)      Commencement of Pension.............................................................16
                    (d)      Bridging............................................................................16
                    (e)      Conversions to Cash Balance.........................................................16
         3.3        Broadband Pension Plans......................................................................16
                    (a)      Assumption of Broadband Pension Plans...............................................16
                    (b)      Vesting.............................................................................17
                    (c)      Bridging............................................................................17
                    (d)      Commencement of Pension.............................................................17

ARTICLE IV          HEALTH AND WELFARE PLANS.....................................................................17
         4.1        Assumption of Health and Welfare Plan Liabilities............................................17
                    (a)      General.............................................................................17
                    (b)      Certain Specific Claims.............................................................18
         4.2        Health and Welfare Plan Transitional Coverage Rules..........................................18
                    (a)      General.............................................................................19
                    (b)      Broadband Transferees and Broadband Benefit Plans...................................19
                    (c)      AT&T Employees and AT&T Benefit Plans; Broadband
                             Employees and Broadband Benefit Plans ..............................................19
         4.3        HCRA/CECRA Post-Distribution Transitional Rules..............................................20
                    (a)      AT&T Health Care Reimbursement Account Plan; Broadband Transferees..................20
                    (b)      AT&T Child/Elder Care Reimbursement Account Plan; Broadband Transferees.............20
         4.4        Workers' Compensation Liabilities............................................................20
         4.5        Payroll Taxes and Reporting of Compensation..................................................21
         4.6        AT&T Post-Retirement Welfare Benefits Plan...................................................21
                    (a)      Retention of AT&T Post-Retirement Welfare Benefits Plan.............................21
                    (b)      Assumption of Broadband Post-Retirement Medical Plans...............................22
                    (c)      Eligibility of Broadband Employees; Rule of 65......................................22
         4.7        COBRA and HIPAA Compliance...................................................................22
         4.8        Long-Term Care; Direct Pay Arrangements......................................................23
         4.9        Severance Benefits...........................................................................23

ARTICLE V           EXECUTIVE BENEFITS AND OTHER BENEFITS........................................................23
         5.1        Individual Agreements - Assumption of Liabilities and Consents...............................23
         5.2        AT&T Short Term Incentive Plan and AT&T Bonus Plan Award.....................................24
         5.3        AT&T Long Term Incentive Plans...............................................................25
                    (a)      AT&T Options Held by Current Employees..............................................25

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                    (b)      AT&T Options Held by Former Employees...............................................26
                    (c)      Miscellaneous Option Terms..........................................................27
                    (d)      Vesting and Exercisability of Options...............................................29
                    (e)      Restricted Shares...................................................................29
                    (f)      Restricted Stock Units..............................................................31
                    (g)      Performance Shares..................................................................32
                    (h)      Partial Interests in Shares or Stock Units..........................................34
                    (i)      Incentive Stock Options; Foreign Grants/Awards......................................34
                    (j)      Individual Enforcement..............................................................34
         5.4        AT&T Employee Stock Purchase Plan............................................................34
         5.5        Savings Clause...............................................................................34
         5.6        Registration Requirements....................................................................35
         5.7        Non-Competition Guidelines...................................................................35
                    (a)      AT&T Non-Competition Guideline......................................................35
                    (b)      Broadband Non-Competition Guideline.................................................36
                    (c)      Confidentiality and Proprietary Information.........................................36
         5.8        Deferral Plans and Individual Deferral Agreements............................................37
         5.9        AT&T Non-Qualified Pension Plans and Arrangements............................................37
         5.10       Broadband Non-Qualified Pension Plans and Arrangements.......................................38
         5.11       Life Insurance Programs......................................................................38
                    (a)      AT&T Senior Management Universal Life Insurance Program.............................38
                    (b)      AT&T Executive Basic Life Insurance Program.........................................38
                    (c)      AT&T Estate Enhancement Program.....................................................39
                    (d)      AT&T Supplemental Variable Universal Life Insurance Program.........................39
         5.12       Financial Counseling.........................................................................39
         5.13       Toll Discount Program........................................................................40
         5.14       Relocation Plan..............................................................................40
         5.15       Senior Manager Car Allowance.................................................................40
         5.16       Taxable Fringe Benefits......................................................................40
         5.17       Separation Plans.............................................................................40

ARTICLE VI          GENERAL AND ADMINISTRATIVE...................................................................41
         6.1        Payment of Liabilities.......................................................................41
         6.2        Sharing of Participant Information...........................................................41
         6.3        Best Efforts/Cooperation.....................................................................41
         6.4        Non-Termination of Employment; No Third-Party Beneficiaries..................................42
         6.5        Audit Rights With Respect to Information Provided............................................42
         6.6        Fiduciary Matters............................................................................43
         6.7        Collective Bargaining........................................................................43
         6.8        Consent of Third Parties.....................................................................43

ARTICLE VII         MISCELLANEOUS................................................................................43
         7.1        Effect If Distribution Does Not Occur........................................................43
         7.2        Relationship of Parties......................................................................44
         7.3        Affiliates...................................................................................44


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         7.4        Notices......................................................................................44
         7.5        Incorporation of Separation and Distribution Agreement Provisions............................45
         7.6        Governing Law................................................................................45
         7.7        References...................................................................................45


SIGNATURES OF THE PARTIES

SCHEDULE 1.17       AT&T Labor Agreements

SCHEDULE 1.29       Broadband Benefit Plans

SCHEDULE 1.38       List of Broadband Transferees

SCHEDULE 4.9        Severance Multiples

SCHEDULE 5.1(b)     Broadband Individual Agreements

SCHEDULE 5.10       Broadband Non-Qualified Pension Arrangements

EXHIBIT 5.7(a)      Broadband People Movement Guidelines



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                AMENDED AND RESTATED EMPLOYEE BENEFITS AGREEMENT

         This EMPLOYEE BENEFITS AGREEMENT, dated as of December 19, 2001, is by and between AT&T Corp., a New York corporation ("AT&T"), and AT&T Broadband Corp., a Delaware corporation ("AT&T Broadband"), as amended and restated, as of November 15, 2002. Capitalized terms used herein (other than the formal names of AT&T Benefit Plans and Broadband Benefit Plans and related trusts of AT&T and AT&T Broadband) and not otherwise defined shall have the respective meanings assigned to them in Article I or assigned to them in the Separation and Distribution Agreement (as defined below), as applicable.

         WHEREAS, the Board of Directors of AT&T has determined that it is in the best interests of AT&T and its shareholders to separate AT&T Broadband from AT&T's existing businesses and provide for it to be an independent business;

         WHEREAS, in furtherance of the foregoing, AT&T and AT&T Broadband have entered into a Separation and Distribution Agreement, dated as of even date herewith (the "Separation and Distribution Agreement"), and other specific agreements that will govern certain matters relating to the Separation Transactions and the relationship of AT&T, AT&T Broadband and their respective Subsidiaries following the Distribution Date; and

         WHEREAS, pursuant to the Separation and Distribution Agreement, AT&T and AT&T Broadband have agreed to enter into this Agreement allocating assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between and among them.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1 Affiliate has the meaning given that term in the Separation and Distribution Agreement.

     1.2 Agreement means this Employee Benefits Agreement, including all the Schedules hereto.

     1.3 Ancillary Agreements has the meaning given that term in the Separation and Distribution Agreement.

     1.4 Approved Leave of Absence means an absence from active service (i) due to an individual's inability to perform his or her regular job duties by reason of illness or injury and resulting in eligibility to receive benefits pursuant to the terms of the AT&T Short Term Disability Plan, or (ii) pursuant to an approved leave policy with a guaranteed right of reinstatement.

     1.5 AT&T is defined in the preamble to this Agreement.


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     1.6 AT&T Broadband Common Stock means the AT&T Broadband Common Stock as defined in the Separation and Distribution Agreement.

     1.7 AT&T Closing Stock Value means the closing per-share price of the AT&T Common Stock trading "regular way with due bills" as listed on the NYSE as of 4:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect) on the Distribution Date; provided, however, that if the Distribution occurs at a time when the NYSE is open for trading, AT&T Closing Stock Value shall mean the price at which AT&T Common Stock trading "regular way with due bills" last trades immediately before the Distribution; provided further, that if the Distribution occurs prior to the first trade of AT&T Common Stock on the Distribution Date, the AT&T Closing Stock Value shall mean the price at which AT&T Common Stock trading "regular way with due bills" last trades on the trading day immediately preceding the Distribution Date.

     1.8 AT&T Common Stock has the meaning set forth in the Separation and Distribution Agreement.

     1.9 AT&T Deferral Plan means the AT&T Senior Management Incentive Award Deferral Plan in effect as of the time relevant to the applicable provision of this Agreement.

     1.10 AT&T Deferral Plan Participant means any individual who has an account balance in the AT&T Deferral Plan as of the Distribution Date.

     1.11 AT&T Directors' Deferral Plan means the AT&T Deferred Compensation Plan for Non-Employee Directors, as amended from time to time.

     1.12 AT&T Employee means any (1) individual who, immediately prior to the Close of the Distribution Date, is (a) either actively employed by, or then on Approved Leave of Absence from, any AT&T Entity, other than a Broadband Entity or (b) designated by mutual written agreement of AT&T and AT&T Broadband as an AT&T Employee, and (2) solely for purposes of Section 5.3(a)(i) and Section 5.3(d), any former employee or consultant of an AT&T Entity whose last compensation from an AT&T Entity was paid through a payroll system administered outside of the United States.

     1.13 AT&T Entity means AT&T, a Broadband Entity or a Communications Services Entity.

     1.14 AT&T Executive means an AT&T Employee (other than a Broadband Entity), at salary grade level "E" or above (or comparable positions), who immediately before the Close of the Distribution Date is eligible to participate in or receive a benefit under any AT&T Executive Benefit Plan.

     1.15 AT&T Executive Benefit Plans means the executive benefit and nonqualified plans, programs, and arrangements (exclusive of Individual Agreements) established, sponsored, maintained, or agreed upon, by any AT&T Entity (other than a Broadband Entity) for the benefit of employees and former employees of any AT&T Entity (other than a Broadband Entity) before the Close of the Distribution Date.

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     1.16 AT&T Force Management Program means the AT&T Separation Plan, the AT&T
Senior Management Separation Plan, the AT&T Special Executive Separation Plan and the AT&T Senior Officer Separation Plan in effect as of the time relevant to the applicable provision of this Agreement.

     1.17 AT&T Labor Agreement shall mean each labor agreement and collective bargaining agreement, other than any such agreement to which any Broadband Entity is a party. The AT&T Labor Agreements are listed on Schedule 1.17.

     1.18 AT&T Long Term Incentive Plan means any of the AT&T 1987 Long Term Incentive Program, the AT&T 1997 Long Term Incentive Program and such other stock-based incentive plans assumed by AT&T by reason of merger, acquisition or otherwise, including incentive plans of Lin Broadcasting Corporation, McCaw Cellular Communications, Inc., Teleport Communications Group, Inc., ACC Corp., U S WEST, Inc., U S WEST Media Group, Inc., MediaOne Group Inc. and Tele-Communications Inc. and any other incentive plan identified in writing by AT&T before the Close of the Distribution Date, all as in effect as of the time relevant to the applicable provisions of this Agreement.

     1.19 AT&T Opening Stock Value means (a) the opening per-share price of AT&T Common Stock as listed on the NYSE as of the opening of trading on the first trading day following the Distribution Date; provided, however, that if the Distribution occurs at a time when the NYSE is open for trading, AT&T Opening Stock Value shall mean the price at which AT&T Common Stock trades as of the moment immediately after the Distribution; and provided further, that if the Distribution occurs prior to opening of trading on the NYSE on the Distribution Date, the AT&T Opening Stock Value shall mean the price at which AT&T Common Stock first trades on the Distribution Date; or (b) if there occurs any stock split, reverse stock split or similar change in capital affecting the AT&T Common Stock between the time as of which the AT&T Closing Stock Value is determined and the time as of which the AT&T Opening Stock Value would be determined under clause (a), the amount determined pursuant to clause (a) shall be appropriately adjusted to reflect such change in capital. As an example of the operation of clause (b) of the preceding sentence, if there is a one-for-five reverse stock split of the AT&T Common Stock Value between the time as of which the AT&T Closing Stock Value is determined and the time as of which the AT&T Opening Stock Value would be determined under clause (a) of the preceding sentence, the AT&T Opening Stock Value will mean one-fifth of the amount determined under clause (a) of the preceding sentence.

     1.20 AT&T Participant means any individual other than a Broadband Participant who holds an award under any AT&T Long Term Incentive Plan.

     1.21 AT&T Pension Plans means the AT&TMPP, the AT&TPP, the AT&T Excess Benefit and Compensation Plan, and the AT&T Non-Qualified Pension Plan in effect as of the time relevant to the applicable provision of this Agreement.

     1.22 AT&T Post-Retirement Welfare Benefits Plan means the Health and Welfare Plan of AT&T providing medical expense benefits for retirees, dental expense benefits for retirees, life insurance benefits for retirees (provided, that in the case of the life insurance plans, the applicable AT&T Employee, Broadband Employee or Broadband Transferee was enrolled

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for coverage as an active employee under the corresponding active-employee life insurance plans at the time of his or her termination of employment) and the AT&T Toll Discount Program. For purposes of this Agreement, the EBLIP, the SMULIP, the SVULIP, the AT&T Corp. Estate Enhancement Program (including the AT&T Corp. Alternative Death Benefit Program and the AT&T Corp. Special Death Benefit Program) and any other plans, programs or arrangements not expressly identified in this Section 1.23 shall not be considered part of the AT&T Post-Retirement Welfare Benefits Plan.

     1.23 AT&T Savings Plans means the AT&T defined contribution plans, in effect as of the time relevant to the applicable provision of this Agreement, sponsored by AT&T or by any AT&T Entity, other than the Broadband Long Term Savings Plan.

     1.24 AT&T Toll Discount Program means the AT&T Senior Manager Telephone Discount Program and the AT&T Toll Discount Program in effect as of the time relevant to the applicable provisions of this Agreement.

     1.25 AT&TMPP means the AT&T Management Pension Plan in effect as of the time relevant to the applicable provision of this Agreement.

     1.26 AT&TPP means the AT&T Pension Plan in effect as of the time relevant to the applicable provision of this Agreement.

     1.27 Auditing Party is defined in Section 6.4(a).

     1.28 Award, when immediately preceded by "AT&T," means an award under the AT&T Long Term Incentive Plan. When immediately preceded by "Broadband," Award means an award under the Broadband Adjustment Plan.

     1.29 Benefit Plan shall mean, with respect to an entity or any of its Subsidiaries, (a) each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other employee benefits arrangements, policies or payroll practices (including, without limitation, severance pay, sick leave, vacation pay, salary continuation, disability, retirement, deferred compensation, bonus, stock purchase, stock option or other equity-based compensation, hospitalization, medical insurance or life insurance) sponsored or maintained by such entity or by any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute) and (b) all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), occupational pension plan or arrangement or other pension arrangements sponsored, maintained or contributed to by such entity or any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute). When immediately preceded by "AT&T," Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by AT&T or a Communications Services Entity. When immediately preceded by "Broadband," Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by Broadband or any Broadband Entity. The Broadband Benefit Plans are listed in Schedule 1.29 hereto.

     1.30 Broadband Adjustment Plan means the long term incentive plan or program to be established by AT&T Broadband, effective immediately prior to the Distribution Date, in connection with the treatment of Awards as described in
Article V.


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     1.31 Broadband Common Stock Value means (a) if the AT&T Common Stock trades
"ex-distribution" or "when issued (to give effect to the Distribution)" on the NYSE on or immediately prior to the Distribution Date, the excess of the AT&T Closing Stock Value over the AT&T Ex-Distribution Closing Stock Value, and (b) if the AT&T Common Stock does not trade "ex-distribution" or "when issued (to give effect to the Distribution)" on the NYSE on or immediately prior to the Distribution Date, the opening per-share price of Parent Class A Special Common Stock (as defined in the Merger Agreement) as listed on Nasdaq as of the opening of trading on the first trading day following the Distribution Date, divided by the Exchange Ratio (as defined in the Merger Agreement); provided, however, that if, for purposes of clause (b), the Distribution occurs at a time when Nasdaq is open for trading, Broadband Common Stock Value shall be determined using the price at which Parent Class A Special Common Stock trades as of the moment immediately after the Distribution; and provided further, that if, for purposes of clause (b), the Distribution occurs prior to opening of trading on Nasdaq on the Distribution Date, the Broadband Common Stock Value shall be determined using the price at which Parent Class A Special Common Stock first trades on the Distribution Date. For purposes of this Section 1.31, the "AT&T Ex-Distribution Closing Stock Value" means the closing per-share price of the AT&T Common Stock trading "ex-distribution" or "when issued (to give effect to the Distribution)" as listed on the NYSE as of 4:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect) on the Distribution Date; provided, however, that if the Distribution occurs at a time when the NYSE is open for trading, AT&T Ex-Distribution Closing Stock Value shall mean the price at which AT&T Common Stock trading "ex-distribution" or "when issued (to give effect to the Distribution)" last trades immediately before the Distribution; provided further, that if the Distribution occurs prior to the first trade on the Distribution Date, the AT&T Ex-Distribution Closing Stock Value shall mean the price at which AT&T Common Stock trading "ex-distribution" or "when issued (to give effect to the Distribution)" last trades on the trading day immediately preceding the Distribution Date.

     1.32 Broadband Employee means any individual who, immediately prior to the Distribution, is either actively employed by or then on Approved Leave of Absence from a Broadband Entity, other than a Broadband Transferee.

     1.33 Broadband Entities means the members of the AT&T Broadband Group, as defined in the Separation and Distribution Agreement, including without limitation AT&T Broadband; AT&T Broadband, L.L.C., a Delaware limited liability company; MediaOne Group Inc., a Delaware corporation; and each of their respective Subsidiaries and Affiliates.

     1.34 Broadband Long Term Savings Plans means the AT&T Broadband Long Term Savings Plan, the United Artists Cablesystems Corporation Savings and Investment Plan and the TKR Cable Company Defined Contribution Plan, each as in effect as of the time relevant to the applicable provision of this agreement.

     1.35 . Broadband Participant means any Broadband Employee, Broadband Transferee and any former employee, director or consultant of an AT&T Entity whose services immediately before such employment or service ended were being primarily performed for a Broadband Entity, in each case, who holds an award under any AT&T Long Term Incentive Plan.


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     1.36 Broadband Pension Plans means the AT&T Broadband Pension Plan, the
AT&T Broadband Non-Qualified Pension Plan, the Kearns-Tribune Corporation Pension Plan and the MediaOne Group Mid Career Plan, each as in effect as of the time relevant to the applicable provision of this Agreement.

     1.37 Broadband Severance Plan means the AT&T Broadband Severance Plan.

     1.38 Broadband Transferees means those AT&T Employees who are listed on
Schedule 1.38 hereto, as such Schedule may be amended from time to time by the mutual written consent of AT&T and AT&T Broadband.

     1.39 Close of the Distribution Date means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

     1.40 COBRA means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code ss. 4980B and ERISA ss.ss. 601 through 608.

     1.41 Code means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary or final regulation in force under that provision.

     1.42 Communications Services Entities means the members of the AT&T Communications Group, as defined in the Separation and Distribution Agreement, and their respective Subsidiaries and Affiliates after the Distribution Date.

     1.43 Distribution has the meaning given that term in the Separation and Distribution Agreement.

     1.44 Distribution Date has the meaning given that term in the Separation and Distribution Agreement.

     1.45 Distribution Ratio means a fraction, the numerator of which shall be the number of shares of AT&T Broadband Common Stock distributed to the shareholders of AT&T Common Stock in the Distribution, and the denominator of which is the number of shares of AT&T Common Stock outstanding at the close of business on the Record Date. [Assumed to be one].

     1.46 Distribution Year means the calendar year during which the Distribution Date occurs.

     1.47 EBLIP means the AT&T Executive Basic Life Insurance Program in effect as of the time relevant to the applicable provisions of this Agreement.

     1.48 ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary or final regulation in force under that provision.


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     1.49 Former Employee means (a) any Former Employee as defined in Section
5.3(b)(i); provided, however, that solely for purposes of Section 5.3(b)(i) and
Section 5.3(d), Former Employee shall not include any former employee or consultant of an AT&T Entity whose last compensation from an AT&T Entity was paid through a payroll system administered outside of the United States.

     1.50 Health and Welfare Plans shall mean any plan, fund or program which was established or is maintained for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs or day care centers, scholarship funds, or prepaid legal services, including any such plan, fund or program as defined in Section 3(1) of ERISA. When immediately preceded by "AT&T," Health and Welfare Plans means each Health and Welfare Plan that is an AT&T Benefit Plan. When immediately preceded by "Broadband," Health and Welfare Plans means the AT&T Broadband Health and FSA Plan, the AT&T Broadband Life Insurance Plan, the AT&T Broadband Long-Term Care Insurance Plan, the AT&T Broadband Pre-Paid Legal Expense Plan, the AT&T Broadband Severance Plan, the AT&T Broadband Disability Plan, the MediaOne Group VEBA Trust and the AT&T Broadband VEBA Trust and each other Health and Welfare Plan that is a Broadband Benefit Plan.

     1.51 HIPAA means the health insurance portability and accountability requirements for "group health plans" under the Health Insurance Portability and Accountability Act of 1996, as amended.

     1.52 Immediately after the Distribution Date means on the first moment of the day after the Distribution Date.

     1.53 Individual Agreement means an individual contract or agreement (whether written or unwritten) entered into prior to the Close of the Distribution Date (other than an Individual Deferral Agreement as defined below) between any AT&T Entity and an AT&T Executive that establishes the right of such individual to special executive compensation or benefits, including a supplemental pension benefit, deferred compensation, severance, hiring bonus, loan, guaranteed payment, special allowance, tax equalization or disability benefit, or a share units grant (payable in the form of cash or otherwise) under individual phantom share agreements. An Individual Agreement does not include any individual contract, application or agreement entered into or by any AT&T Entity and an AT&T Executive (or his or her assignee) that relates to eligibility for coverage under the AT&T Post-Retirement Welfare Benefits Plan, or life insurance coverage for the AT&T Executive under the EBLIP, the SMULIP, the SVULIP, or the AT&T Estate Enhancement Program (including the AT&T Alternative Death Benefit Program and the AT&T Special Death Benefit Program).

     1.54 Individual Deferral Agreement means an agreement entered into prior to the Close of the Distribution Date by any AT&T Entity and any AT&T Executive for the deferral of compensation (other than a deferral election made by an AT&T Executive or a Broadband Transferee under the AT&T Deferral Plan or the AT&T Broadband Deferred Compensation Plan) and with respect to which all events have occurred and all conditions have been satisfied entitling such individual to payment of such deferred compensation other than termination of employment or the mere passage of time.

     1.55 Intrinsic Value means, with respect to an Option, as defined below, the result obtained by multiplying (a) times (b) where "(a)" equals the result obtained by subtracting the exercise price per share of the Option from (i) the AT&T Closing Stock Value or (ii) the AT&T Opening Stock Value or (iii) the AT&T Broadband Common Stock Value, whichever is applicable, as specified in Section 5.3, and "(b)" equals the number of shares of stock subject to such Option, as specified in Section 5.3. In cases where the exercise price per share of an Option exceeds (i) the AT&T Closing Stock Value or (ii) the AT&T Opening Stock Value or (iii) the AT&T Broadband Common Stock Value, whichever is applicable, Intrinsic Value shall be a negative number.

     1.56 Merger Agreement means the Agreement and Plan of Merger dated as of December 19, 2001 by and among AT&T Corp., AT&T Broadband Corp., Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and AT&T Comcast Corporation.

     1.57 Liabilities has the meaning given that term in the Separation and Distribution Agreement.

     1.58 Nasdaq means The Nasdaq Stock Market.

     1.59 Non-parties is defined in Section 6.4.

     1.60 NYSE means the New York Stock Exchange.

     1.61 Option, when immediately preceded by "AT&T," means an option (either nonqualified or incentive) to purchase, or a stock appreciation right with respect to, shares of AT&T Common Stock pursuant to an AT&T Long Term Incentive Plan. When immediately preceded by "Broadband," Option means an option (either nonqualified or incentive) to purchase, or a stock appreciation right with respect to, shares of AT&T Broadband Common Stock pursuant to the Broadband Adjustment Plan.

     1.62 Participating Company means (a) AT&T, (b) any Person (other than an individual) that AT&T has approved for participation in, and which is participating in, a plan sponsored by any AT&T Entity, and (c) any Person (other than an individual) which, by the terms of such a plan, participates in such plan or any employees of which, by the terms of such plan, participate in or are covered by such plan.

     1.63 Person has the meaning given that term in the Separation and Distribution Agreement.

     1.64 Senior Manager means an employee or former employee, at salary grade level above "E" or (or comparable positions) of an AT&T Entity (other than a Broadband Entity), who immediately before the Close of the Distribution Date is eligible to participate in or receive a benefit under any AT&T Executive Benefit Plan.

     1.65 Separation and Distribution Agreement is defined in the recitals to this Agreement.

     1.66 Separation Transactions is defined in the recitals to this Agreement.

     1.67 SMULIP means the AT&T Senior Management Universal Life Insurance Program in effect as of the time relevant to the applicable provisions of this Agreement.

     1.68 Subsidiaries has the meaning given that term in the Separation and Distribution Agreement.

     1.69 SVULIP means the AT&T Supplemental Variable Universal Life Insurance Program in effect as of the time relevant to the applicable provisions of this Agreement.

     1.70 Tax Sharing Agreement means the Tax Sharing Agreement entered into as of the date hereof between AT&T and AT&T Broadband.

     1.71 Transition Period has the meaning set forth in Section 2.8.

     1.72 U.S. means the 50 United States and the District of Columbia.

                                   ARTICLE II
                               GENERAL PRINCIPLES

     2.1 Employment of Broadband Transferees. Effective not later than immediately before the Distribution, all Broadband Transferees, other than Broadband Transferees on Approved Leave of Absence, shall become employees of AT&T Broadband or another Broadband Entity.

     2.2 Employment of Broadband Employees. All Broadband Employees and Broadband Transferees, other than Broadband Transferees on Approved Leave of Absence, shall continue to be employees of AT&T Broadband or another Broadband Entity, as the case may be, immediately after the Distribution.

     2.3 Employment of Broadband Transferees on Leave Status. In the case of any Broadband Transferee who is on Approved Leave of Absence as of the Distribution Date, AT&T or a Communication Services Entity after the Distribution Date shall continue to employ such Broadband Transferee on Leave Status until the first business day following expiration of the Broadband Transferee's Approved Leave of Absence. A Broadband Transferee on Approved Leave of Absence shall be transferred to the employ of AT&T Broadband or another Broadband Entity upon his or her return to active service immediately following the conclusion of such Approved Leave of Absence (provided such return occurs no later than the first anniversary of the Distribution Date, or such a later date if such Approved Leave of Absence is preceded by a short-term disability, e.g., related to childbirth).

     2.4 Assumption and Retention of Liabilities; Related Assets.

          (a) As of the Distribution Date, except as expressly provided in this Agreement, AT&T and the Communication Services Entities shall assume or retain, as applicable, and AT&T hereby agrees to pay, perform, fulfill and discharge,
(i) all Liabilities under all AT&T Benefit Plans, (ii) all Liabilities with respect to the employment or termination of employment of all AT&T Employees and their dependents and beneficiaries (other than the Broadband Transferees), former employees of any AT&T Entity (other than a Broadband Entity), including, without limitation those Liabilities arising out of or resulting from employment of any Broadband Transferee by any AT&T Entity for periods prior to which they began performing services for any Broadband Entity on or before the Distribution Date, and their dependents and beneficiaries, and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of any AT&T Entity (other than a Broadband Entity) or in any other employment, non-employment, or retainer arrangement, or relationship with any AT&T Entity (other than a Broadband Entity)), in each case that arose in connection with or as a result of employment with or the performance of services to any AT&T Entity (other than a Broadband Entity), (iii) any other Liabilities expressly assigned to AT&T or a Communications Services Entity under this Agreement and (iv) all Liabilities with respect to Broadband Transferees on Approved Leave of Absence Status until their employment by AT&T Broadband or a Broadband Entity begins, as set forth in Section 2.3 (excluding Liabilities arising in connection with or as a result of the employment of Broadband Transferees while rendering services to any Broadband Entity or under any Broadband Benefit Plan). All assets held in trust to fund the AT&T Benefit Plans and all insurance policies funding the AT&T Benefit Plans shall be AT&T Communications Assets (as defined in the Separation and Distribution Agreement), except to the extent specifically provided otherwise in this Agreement.

          (b) From and after the Distribution Date, except as expressly provided in this Agreement, AT&T Broadband and the Broadband Entities shall assume or retain, as applicable, and AT&T Broadband hereby agrees to pay, perform, fulfill and discharge, (i) all Liabilities under all Broadband Benefit Plans, (ii) all Liabilities with respect to the employment or termination of employment of Broadband Transferees (and for Broadband Transferees on Approved Leave of Absence, upon their transfer to employment by AT&T Broadband or a Broadband Entity as set forth in Section 2.3) and their dependents and beneficiaries, including without limitation those Liabilities arising out of or resulting from employment by any AT&T Entity for periods after they began performing services for any Broadband Entity and on or before the Distribution Date (excluding such Liabilities with respect to benefits accrued or claims incurred prior to the Distribution Date under the AT&T Benefit Plans), (iii) all Liabilities with respect to the employment or termination of employment of all Broadband Employees, former employees of a Broadband Entity and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of AT&T Broadband or a Broadband Entity or in any other employment, non-employment, or retainer arrangement, or relationship with AT&T Broadband or a Broadband Entity), and their dependents and beneficiaries, and (iv) all Liabilities that are expressly assigned to AT&T Broadband or any Broadband Entity under this Agreement. Notwithstanding any other provision of this Agreement except Sections 5.1 and 6.1, neither AT&T Broadband nor any Broadband Entity shall have any obligation to or Liabilities with respect to any Broadband Transferee on Approved Leave of Absence until he or she becomes an employee of AT&T Broadband or a Broadband Entity as provided in
Section 2.3. All assets held in trust to fund the Broadband Benefit Plans and all insurance policies funding the Broadband Benefit Plans shall be AT&T Broadband Assets (as defined in the Separation and Distribution Agreement), except to the extent specifically provided otherwise in this Agreement.

     2.5 Broadband Participation in AT&T Benefit Plans. Effective as of the Close of the Distribution Date, AT&T Broadband and each other Broadband Entity shall cease to be a Participating Company in any AT&T Benefit Plan, as well as the AT&T Work and Family Program, the AT&T Relocation Program and the Theodore
N. Vail Award Program and Trust, and AT&T and AT&T Broadband shall take all necessary action before the Distribution Date to effectuate such cessation as a Participating Company.

     2.6 AT&T Participation in Broadband Benefit Plans. Effective as of the Close of the Distribution Date, AT&T and each Communications Services Entity shall cease to be a Participating Company in any Broadband Benefit Plan, and AT&T and AT&T Broadband shall take all necessary action before the Distribution Date to effectuate such cessation as a Participating Company.

     2.7 Terms of Participation by Broadband Transferees in Broadband Benefit Plans. Each Broadband Benefit Plan shall provide that all service, all eligible compensation as recognized under the Broadband Benefit Plan and all other benefit-affecting determinations with respect to all Broadband Transferees that, as of the Close of the Distribution Date, were recognized under any corresponding AT&T Benefit Plan shall, as of Immediately after the Distribution Date, receive full recognition, credit and validity and be taken into account under such Broadband Benefit Plan, except to the extent that duplication of benefits would result and except for purposes of benefit accruals under any defined benefit pension plan.

     2.8 Service Recognition. AT&T, AT&T Broadband, the Communications Services Entities and the other Broadband Entities shall (a) mutually credit service recognized by the others under the terms of their respective Benefit Plans where appropriate (but not for purposes of benefit accruals under any defined benefit pension plan), (b) where reasonably practicable, arrange for transfer of accounts between the Broadband Long Term Savings Plans and the AT&T Savings Plans, and (c) provide coverage and benefits relating to health and welfare plans in a manner consistent with the provisions of Sections 4.1, 4.2 and 4.3, with respect to individuals who cease employment with AT&T Broadband or another Broadband Entity and immediately become employees of AT&T or a Communications Services Entity and AT&T Employees who cease employment with AT&T or a Communications Services Entity and who immediately become employees of AT&T Broadband or another Broadband Entity, in each case within a period not to exceed six months in duration after the Distribution Date (the "Transition Period"). The service crediting described above shall be subject to any applicable "service bridging" or "break in service" rules under the Broadband Benefit Plans and the AT&T Benefit Plans.

     2.9 Approval by AT&T as Sole Shareholder. Prior to the Distribution, AT&T shall cause AT&T Broadband to adopt the Broadband Adjustment Plan which shall have terms and conditions that are substantially similar to the AT&T 1997 Long Term Incentive Program, except that a change of control shall mean a change of control of AT&T Broadband, which plan shall be approved prior to the Distribution by AT&T as AT&T Broadband's sole shareholder. If AT&T Broadband or any other Broadband Entity adopts any other Broadband Benefit Plan, one or more benefit plans for non-employee directors of AT&T Broadband or any other Broadband Entity or "change in control" compensation and benefit provisions, or enters into or assumes any employment agreements with executives of AT&T Broadband or any other Broadband Entity, while AT&T Broadband or the other Broadband Entities are wholly owned subsidiaries of AT&T, and the plan, plans, provisions or agreements are reasonably acceptable to AT&T, and the parties mutually agree that shareholder approval is legally required or advisable, then AT&T shall cooperate in obtaining such shareholder approval before the Distribution Date of any such Broadband Benefit Plan, non-employee director plan, "change in control" provision or employment agreement. The adoption and approval of such plans, benefits, provisions or agreements (other than the adoption of the Broadband Adjustment Plan) shall be subject to Section 8.01(xv) of the Merger Agreement, without regard to that portion of the introductory language of such Section that relates to the Employee Benefits Agreement.

     2.10 AT&T Labor Agreements. As of the Close of the Distribution Date, AT&T shall retain all AT&T Labor Agreements and AT&T shall take all actions reasonably necessary and within its power and authority to ensure that, from and after the Distribution Date, except as required by applicable law, AT&T Broadband shall have no obligation related to or derived from (1) any AT&T Labor Agreement (other than, without limiting any rights of Parent under the Merger Agreement, as a result of a violation before the Distribution Date by any Broadband Entity of any obligation that it may have under such AT&T Labor Agreement) or (2) any other legal obligations, duties, requirements, claims or Liabilities related to collective bargaining, recognition, or unfair labor practices involving an AT&T Entity (other than AT&T Broadband or another Broadband Entity).

     2.11 Change in Control Benefits. Various provisions of a number of Benefit Plans sponsored by AT&T and/or AT&T Broadband are automatically effected in the event of a "Change in Control" of AT&T, as such term is defined in the AT&T 1997 Long Term Incentive Program, in accordance with the provisions of the Resolutions of the Board of Directors of AT&T effective as of October 23, 2000. In addition, from and after the Distribution, corresponding provisions of the Broadband Benefit Plans will be automatically effected as a result of a "Change in Control" of AT&T Broadband, as defined in and pursuant to the Broadband Adjustment Plan. To the extent any such provisions of an AT&T Benefit Plan or a Broadband Benefit Plan or of such Resolutions differ from the provisions of this Agreement, those provisions will supersede specific provisions of this Agreement following any such "Change in Control." AT&T and AT&T Broadband shall continue to maintain after the Distribution Date such plans and programs as are necessary to provide the benefits specified in such Resolutions to eligible employees following such a "Change in Control," as that term is defined in the AT&T 1997 Long Term Incentive Plan as of the date of such resolutions and in the Broadband Adjustment Plan (as adopted pursuant to Section 2.9), as the case may be (except that the Broadband Benefit Plans shall be amended as of the Distribution to provide that a "Change in Control" means a "Change in Control" of AT&T Broadband).

                                  ARTICLE III
                 DEFINED CONTRIBUTION AND DEFINED BENEFIT PLANS

     3.1 Savings Plans.

          (a) Broadband Long Term Savings Plan Trust. Effective as of the Close of the Distribution Date, any trusts established and forming part of the Broadband Long Term Savings Plans (the "Broadband Savings Trust") shall cease to participate in the AT&T Savings Plan Group Trust. AT&T and AT&T Broadband shall take all actions necessary or appropriate, and adopt or cause to be adopted any amendments to any trust agreements or plan documents reasonably necessary to ensure that settlor responsibility for and control of the Broadband Savings Trust is assumed or retained by AT&T Broadband following the Distribution. From and after the Distribution Date, AT&T Broadband shall assume and retain sole and complete responsibility for the Broadband Long Term Savings Plans and the Broadband Savings Trust and any and all assets and Liabilities related thereto.

          (b) AT&T Savings Plans and Trust. Effective as of the Close of the Distribution Date, AT&T shall retain sole and complete responsibility for, and all Liabilities relating to, the AT&T Savings Plans and the AT&T Savings Plan Group Trust. Without limiting the generality of the foregoing, AT&T and AT&T Broadband shall take all actions necessary or appropriate, and adopt or cause to be adopted any amendments to any trust agreements or plan documents reasonably necessary to ensure that settlor responsibility and control of the AT&T Savings Plan Group Trust is retained by AT&T from and after the Distribution.

          (c) Assumption of Liabilities and Transfer of Accounts. AT&T and AT&T Broadband shall adopt, or cause to be adopted, all reasonable and necessary plan amendments and procedures by which each Broadband Employee and each Broadband Transferee who has an account under the AT&T Savings Plans may make a one-time election to have such account transferred to the Broadband Long Term Savings Plan, and each AT&T Employee (excluding Broadband Transferees) who has an account under the Broadband Long Term Savings Plan may make a one-time election to have such account transferred to the appropriate AT&T Savings Plan, in each case, as soon as practicable after April 15 of the year following the Distribution Year or such earlier date as AT&T and AT&T Broadband shall mutually determine, or to have such account remain in the AT&T Savings Plans or the Broadband Long Term Savings Plan until the AT&T Employee, the Broadband Employee or Broadband Transferee receives a distribution from such plan in accordance with the terms of the plans and applicable law; provided, however, that such transfer shall not occur if AT&T or AT&T Broadband reasonably determines that the transfer could result in the failure of any AT&T Savings Plan or the Broadband Long Term Savings Plan to qualify under Code Section 401(a). Such transfers shall be made in such manner and upon such terms and conditions as AT&T and AT&T Broadband shall mutually agree, but shall accommodate the in-kind transfer of qualifying employer securities of AT&T and AT&T Broadband and outstanding loan balances.

          (d) Vesting. As of the Close of the Distribution Date, all account balances of AT&T Employees (excluding Broadband Transferees) in the Broadband Long Term Savings

Plan, and all account balances of Broadband Employees and Broadband Transferees in the AT&T Savings Plans, shall be immediately vested.

          (e) Exchange of Data; Account Transfer. AT&T and AT&T Broadband agree to provide to each other, as soon as practicable after the Distribution Date, a list of the AT&T Employees (excluding Broadband Transferees) who were participants in or are otherwise entitled to benefits under the Broadband Long Term Savings Plan and a list of Broadband Employees and Broadband Transferees who were participants in or are otherwise entitled to benefits under the AT&T Savings Plan, including descriptions of their respective account balances and the protected benefits (within the meaning of Section 411(d)(6) of the Code) attached to their accounts. Except as otherwise specifically provided above regarding plan qualification, as soon as practicable after April 15 of the year following the Distribution Year, or such earlier date as AT&T and AT&T Broadband shall mutually agree: (i) AT&T Broadband shall cause the accounts (including any outstanding loan balances) of the AT&T Employees who elect a transfer under the Broadband Long Term Savings Plan to be transferred to the AT&T Savings Plan and its related trust in cash or such other assets as mutually agreed by AT&T and AT&T Broadband (in any event, including in-kind transfers of AT&T Common Stock, AT&T Broadband Common Stock and participant loan balances), and the AT&T Savings Plan shall assume and be solely responsible for all Liabilities under each of the AT&T Savings Plans with respect to AT&T Employees who elect a transfer of their accounts (to the extent assets related to those accounts are transferred from the Broadband Long Term Savings Plans); and (ii) AT&T shall cause the accounts (including any outstanding loan balances) of the Broadband Employees and Broadband Transferees who elect a transfer under the AT&T Savings Plan to be transferred to the Broadband Long Term Savings Plan and the Broadband Savings Trust in cash or such other assets as mutually agreed by AT&T and AT&T Broadband (in any event, including in-kind transfers of AT&T Common Stock, AT&T Broadband Common Stock and participant loan balances) and the Broadband Long Term Savings Plan shall assume and be solely responsible for all Liabilities under the Broadband Long Term Savings Plans to or relating to Broadband Employees and Broadband Transferees who elect a transfer of their accounts (to the extent assets related to those accounts are transferred from the AT&T Savings Plans); and (iii) AT&T and AT&T Broadband shall cause their respective savings plans and related trusts to satisfy all protected benefit requirements under the Code and applicable law with respect to the transferred accounts.

          (f) "Lost" Company Match. AT&T shall make a one-time payment directly to the Broadband Transferees, in the year following the Distribution Year, of the amount of "lost savings plan matching contributions," if any, to which they would have been entitled under existing AT&T practices with respect to compensation earned on or before the Distribution Date that is in excess of the annual limits imposed by Code Section 401(a)(17).

     3.2 AT&T Pension Plans.

          (a) Retention of AT&T Pension Plans. Effective as of the Close of the Distribution Date, AT&T shall retain:

              (i) sponsorship of the AT&T Pension Plans and their related trusts and any other trust or other funding arrangement established or maintained with respect to such plans, or any assets held as of the Distribution Date with respect to such plans; and

              (ii) all Liabilities relating to, arising out of or resulting from claims incurred by or on behalf of any individuals with respect to benefits under any AT&T Pension Plan.

          (b) Vesting. Effective as of the Close of the Distribution Date, each Broadband Employee and each Broadband Transferee who is a participant in an AT&T Pension Plan shall be vested in his or her accrued benefit under the AT&T Pension Plans.

          (c) Commencement of Pension. Effective as of the Close of the Distribution Date, each Broadband Employee and Broadband Transferee who is a participant in an AT&T Pension Plan shall be deemed to have terminated employment with the sponsor of such AT&T Pension Plan and shall be eligible to commence his or her pension in accordance with the terms of such plan.

          (d) Bridging. Effective as of the Close of the Distribution Date, all unbridged net credited service of each Broadband Employee and Broadband Transferee who transferred, or was reassigned, to a Broadband Entity on or after March 9, 1999 and before the Close of the Distribution Date from a Participating Company in the AT&TMPP or the AT&TPP shall be bridged, provided that the unbridged net credited service would have been eligible for bridging under the bridging rules of the AT&TMPP or the AT&TPP in the event that the Broadband Employee and Broadband Transferee had continued to qualify as an "Employee" under the AT&TMPP or the AT&TPP and satisfied the applicable bridging rules under those plans.

          (e) Conversions to Cash Balance. Each Broadband Employee and Broadband Transferee who transferred, or was reassigned, to a Broadband Entity on or after March 9, 1999 from a Participating Company in the AT&TMPP or the AT&TPP who has a portion of his or her accrued benefit under a prior formula under the AT&T Pension Plans that has not yet been converted to cash balance shall be deemed to have completed any minimum period of net credited service that is required for such conversion.

     3.3 Broadband Pension Plans.

          (a) Assumption or Retention of Broadband Pension Plans. Effective as of the Close of the Distribution Date, AT&T Broadband shall assume or retain, as applicable:

              (i) sponsorship of the Broadband Pension Plans and their related trusts and any other trust or other funding arrangement established or maintained with respect to such plans, or any assets held as of the Distribution Date with respect to such plans; and

              (ii) all Liabilities relating to, arising out of or resulting from claims incurred by or on behalf of any individuals with respect to benefits under any Broadband Pension Plan.

          (b) Vesting. Effective as of the Close of the Distribution Date, the Broadband Pension Plan shall be amended to provide that each AT&T Employee (excluding Broadband Transferees) who has any accrued benefits under the Broadband Pension Plan shall be vested, as of the Close of the Distribution Date, in his or her accrued benefit under the Broadband Pension Plan.

          (c) Bridging. Effective as of the Close of the Distribution Date, the Broadband Pension Plan shall be amended to provide that any unbridged term of employment of each AT&T Employee who transferred, or was reassigned, on or after June 15, 2000 and before the Close of the Distribution Date to AT&T or a Communications Services Entity from a Broadband Entity shall be bridged, provided that the unbridged term of employment would have been eligible for bridging under the bridging rules of the Broadband Pension Plan in the event that the AT&T Employee had continued to qualify as an "Employee" under the Broadband Pension Plan and satisfied the applicable bridging rules under such plan.

          (d) Commencement of Pension. Effective as of the Close of the Distribution Date, each AT&T Employee (excluding Broadband Transferees) who is a participant in the Broadband Pension Plan shall be deemed to have terminated employment with the sponsor of such Broadband Pension Plan and shall be eligible to commence his or her pension in accordance with the terms of such plan.

                                   ARTICLE IV
                            HEALTH AND WELFARE PLANS

     4.1 Assumption of Health and Welfare Plan Liabilities.

          (a) General. As of the Close of the Distribution Date, AT&T shall retain:

              (i) sponsorship of all AT&T Health and Welfare Plans and any trust or other funding arrangement established or maintained with respect to such plans, or any assets held as of the Distribution Date with respect to such plans; and

              (ii) all Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by or on behalf of AT&T Employees, Broadband Transferees and, to the extent applicable, Broadband Employees, or their covered dependents under the AT&T Health and Welfare Plans on or before the Close of the Distribution Date; and

              (iii) except as provided in Section 4.1(b), all Liabilities relating to health and welfare coverage or claims incurred by or on behalf of AT&T Employees or their covered dependents after the Close of the Distribution Date under the AT&T Health and Welfare Plans.

Except as provided in Section 4.1(b), AT&T shall not assume any Liability relating to health and welfare claims incurred by or on behalf of Broadband Transferees, Broadband Employees or their covered dependents after the Distribution Date, and such claims shall be satisfied pursuant to Section 4.2. Except as provided in Section 4.1(b), a claim or Liability (1) for medical, dental, vision and/or prescription drug benefits shall be deemed to be incurred upon the rendering of health services giving rise to the obligation to pay such benefits; (2) for life insurance and accidental death and dismemberment and business travel accident insurance benefits and workers' compensation benefits shall be deemed to be incurred upon the occurrence of the event giving rise to the entitlement to such benefits; (3) for salary continuation or other disability benefits shall be deemed to be incurred upon the effective date that an individual is deemed to be disabled, giving rise to the entitlement to such benefits; and (4) for a period of continuous hospitalization shall be deemed to be incurred on the date of admission to the hospital.

          (b) Certain Specific Claims. AT&T shall be responsible for all Liabilities under the applicable AT&T Health and Welfare Plan that relate to, arise out of or result from any period of continuous hospitalization of a Broadband Transferee, a Broadband Employee or his or her covered dependent which begins before the Close of the Distribution Date under an AT&T Health and Welfare Plan and continues after the Close of the Distribution Date; provided, however, that AT&T shall not be responsible for Liabilities in excess of the benefits otherwise provided by the terms of the respective plans. AT&T also shall be responsible for all Liabilities under the applicable AT&T Health and Welfare Plan that relate to, arise out of or result from any denture work, bridge work, crown installation or root canal therapy for a Broadband Transferee, a Broadband Employee or his or her covered dependent for which preparatory dental services have been rendered under an AT&T Health and Welfare Plan on or before the Distribution Date and such dental treatment continues after the Distribution Date, provided that such dental treatment is concluded within allowable time limitations under the applicable AT&T Health and Welfare Plan. Coverage for any such hospitalization or dental services shall be provided after the Distribution Date without interruption under the appropriate AT&T Health and Welfare Plan until such hospitalization or treatment for such condition is concluded or discontinued subject to applicable plan rules and limitations. The corresponding Broadband Health and Welfare Plan that covers the Broadband Transferee or his or her covered dependent after the Distribution Date shall be secondarily liable (for purposes of coordination of benefits) in accordance with its terms and conditions with respect to any such hospitalization or dental treatment.

     4.2 Health and Welfare Plan Transitional Coverage Rules.

          (a) General. As of the Close of the Distribution Date, AT&T Broadband shall retain:

              (i) sponsorship of all Broadband Health and Welfare Plans and any trust or other funding arrangement established or maintained with respect to such plans, or any assets held as of the Distribution Date with respect to such plans; and

              (ii) all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of Broadband Employees and their covered dependents under the Broadband Health and Welfare Plans on or before the Distribution Date; and

              (iii) all Liabilities relating to health and welfare coverage or claims incurred by or on behalf of Broadband Employees or their covered dependents and Broadband Transferees or their covered dependents after the Distribution Date, except as provided in Section 4.1(b).

          (b) Broadband Transferees and Broadband Benefit Plans. Broadband Transferees and their eligible covered dependents who were participants in the AT&T Health and Welfare Plans as of the Close of the Distribution Date shall be immediately eligible, after the Close of the Distribution Date, to participate in the corresponding Broadband Health and Welfare Plans then available to similarly situated Broadband Employees, subject to the terms and conditions of such plans, but without regard for any requirements of proof of insurability and without regard to any restrictions or limitations with respect to preexisting condition, provided such pre-existing condition is otherwise a covered condition under the terms of such plan. Subject to the agreement of any applicable insurer, all compensation, periods of service, benefit elections, deductible payments, payments toward the applicable out-of-pocket maximums and other benefit-affecting determinations affecting Broadband Transferees that, as of the Close of the Distribution Date, were recognized under the AT&T Health and Welfare Plans shall receive full recognition, credit and validity and be taken into account under the Broadband Health and Welfare Plans Immediately after the Distribution Date in a manner consistent with the manner in which such benefit affecting determinations were treated under the terms of the AT&T Health and Welfare Plans immediately prior to the Close of the Distribution Date.

          (c) AT&T Employees and AT&T Benefit Plans; Broadband Employees and Broadband Benefit Plans. Any AT&T Employee who participates in an AT&T Health and Welfare Plan immediately before the Close of the Distribution Date shall automatically continue such participation in the AT&T Health and Welfare Plan without any change in coverage and without the need for any new or additional enrollment and without change in any election made with respect to coverage under such plan. Any Broadband Employee who participates in a Broadband Health and Welfare Plan immediately before the Close of the Distribution Date shall automatically continue such participation without change in coverage, and without the need for any new or additional enrollment and without change in any election made with respect to coverage under such plan.

     4.3 HCRA/CECRA Post-Distribution Transitional Rules.

          (a) AT&T Health Care Reimbursement Account Plan; Broadband Transferees. To the extent any Broadband Transferee or Broadband Employee made contributions to the AT&T Health Care Reimbursement Account Plan ("AT&T HCRA Plan") during the Distribution Year, such Broadband Transferee or Broadband Employee shall be permitted to file claims for reimbursement for qualifying health care expenses incurred during the Distribution Year through the Close of the Distribution Date, for a total amount not to exceed the amount elected by such Broadband Transferee or Broadband Employee for that year. Such claims may be filed at any time on or before April 15 of the year following the Distribution Year in the manner permitted under the AT&T HCRA Plan. Account balances, whether positive or negative, shall not be transferred or assigned from AT&T or a Communication Services Entity to AT&T Broadband or another Broadband Entity. Any Broadband Transferee or Broadband Employee who made contributions to the AT&T HCRA Plan during the Distribution Year shall have the right to elect continuation coverage in the AT&T HCRA for the balance of the Distribution Year through COBRA.

          (b) AT&T Child/Elder Care Reimbursement Account Plan; Broadband Transferees. To the extent any Broadband Transferee or Broadband Employee made contributions to the AT&T Child/Elder Care Reimbursement Account Plan ("AT&T CECRA Plan") during the Distribution Year and such Broadband Transferee or Broadband Employee has a positive account balance in his or her "Child/Elder Care Reimbursement Account" under the AT&T CECRA Plan as of the Close of the Distribution Date, such Broadband Transferee or Broadband Employee shall be entitled to file claims for reimbursement for qualifying child and elder care expenses incurred at any time during the Distribution Year for a total amount not to exceed the amount of his or her positive account balance determined as of the Close of the Distribution Date. A Broadband Transferee or Broadband Employee shall be considered to have a "positive account balance" in the AT&T CECRA Plan if, as of the determination date, (i) the total amount he or she actually contributed to the AT&T CECRA Plan for the Distribution Year, minus (ii) the total amount of reimbursements paid to such Broadband Transferee or Broadband Employee for qualifying child care and elder care expenses incurred at any time during the Distribution Year, is a positive number. Such claims may be filed at any time on or before April 15 of the year following the Distribution Year, in the manner permitted under the AT&T CECRA Plan. Account balances, whether positive or negative, shall not be transferred or assigned from AT&T or a Communication Services Entity to AT&T Broadband or another Broadband Entity.

     4.4 Workers' Compensation Liabilities. Except as provided below, all workers' compensation Liabilities relating to, arising out of, or resulting from any claim by an AT&T Employee or Broadband Transferee that results from an accident occurring, or from an occupational disease which becomes manifest, on or before the Close of the Distribution Date and while such AT&T Employee or Broadband Transferee was employed by an AT&T Entity (other than a Broadband Entity) shall be retained by AT&T. AT&T shall assume and be solely responsible for all workers' compensation Liabilities relating to, arising out of, or resulting from any claim incurred for a compensable injury sustained (i) by each individual who was, at the time of such injury, employed by any AT&T Entity (other than a Broadband Entity), and (ii) by an AT&T Employee after the Distribution Date. All workers' compensation Liabilities relating to, arising out of, or resulting from any claim by a Broadband Employee that results from an accident occurring, or from an occupational disease which becomes manifest, on or before the Distribution Date and while such Broadband Employee was employed by AT&T Broadband or another Broadband Entity shall be retained by AT&T Broadband. AT&T Broadband shall assume and be solely responsible for all workers' compensation Liabilities relating to, arising out of, or resulting from any claim incurred for a compensable injury sustained (i) by each individual who was, at the time of such injury, employed by AT&T Broadband or other Broadband Entity, and (ii) by a Broadband Employee after the Distribution Date. For purposes of this Agreement, a compensable injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers' compensation benefits or an occupational disease becomes manifest, as the case may be. AT&T, AT&T Broadband, the Communications Services Entities and the other Broadband Entities shall cooperate with respect to any notification to appropriate governmental agencies of the Distribution and the issuance of new, or the transfer of existing, workers' compensation insurance policies and claims handling contracts.

     4.5 Payroll Taxes and Reporting of Compensation. AT&T, AT&T Broadband, the Communication Services Entities and the other Broadband Entities shall take such action as may be reasonably necessary or appropriate in order to minimize Liabilities related to payroll taxes after the Distribution Date, including as described in Section 5.3(c)(iii)-(vi). AT&T, AT&T

Broadband, each Communication Services Entities and each other Broadband Entity shall each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Close of the Distribution Date, including compensation related to the exercise of Options, as described in
Section 5.3(c)(iii)-(vi).

     4.6 AT&T Post-Retirement Welfare Benefits Plan.

          (a) Retention of AT&T Post-Retirement Welfare Benefits Plan. As of the Close of the Distribution Date, AT&T shall retain:

              (i) the AT&T Post-Retirement Welfare Benefits Plan and any trust or other funding arrangement established or maintained with respect to such plans, or any assets held as of the Distribution Date with respect to such plans; and

              (ii) all Liabilities relating to, arising out of, or resulting from claims incurred by or on behalf of any participant or their covered dependents under the AT&T Post-Retirement Welfare Benefits Plans.

          (b) Assumption or Retention of Broadband Post-Retirement Medical Plans. As of the Close of the Distribution Date, AT&T Broadband shall assume or retain, as applicable:

              (i) the post-retirement medical expense portion of the MediaOne Health Care Plan or any other post-retirement welfare benefit plan maintained by AT&T Broadband or another Broadband Entity, and any trust or other funding arrangement established or maintained with respect to such plans, or any assets held as of the Distribution Date with respect to such plans;

              (ii) all Liabilities relating to, arising out of, or resulting from claims incurred by or on behalf of any participant or their covered dependents under the MediaOne post-retirement medical expense plan or any other post-retirement welfare benefit plan maintained by AT&T Broadband or another Broadband Entity.

          (c) Eligibility of Broadband Employees; Rule of 65. As of the Close of the Distribution Date, AT&T shall amend the AT&T Post-Retirement Welfare Benefits Plan, to provide that each Broadband Employee or Broadband Transferee who was an AT&T management employee and was transferred or reassigned to AT&T Broadband or another Broadband Entity before the Distribution Date and on or after March 9, 1999, and after attaining at least ten years of net credited service as of the date of such transfer or reassignment, shall be eligible to participate in the AT&T Post-Retirement Welfare Benefits Plan, provided that the sum of such individual's age and net credited service (both expressed in days), determined as of the Distribution Date, is no less than 23,725 days (which equals the product of 65 years and 365 days per year) (referred to as the "Rule of 65"). While a Broadband Employee or a Broadband Transferee who is eligible to participate in the AT&T Post-Retirement Welfare Benefits Plan is covered as an active employee under the Broadband Health and Welfare Plans, the coverage provided to such Broadband Employee or Broadband Transferee and his or her covered dependents (if any) under the AT&T Post-Retirement Welfare Benefits Plan shall be secondary to the coverage provided under the Broadband Health and Welfare Plans.

     4.7 COBRA and HIPAA Compliance. AT&T shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the AT&T Health and Welfare Plans with respect to Broadband Transferees and Broadband Employees (if any) and their covered dependents who incur a COBRA qualifying event or loss of coverage under the AT&T Health and Welfare Plans at any time on or before the Close of the Distribution Date. Effective Immediately after the Distribution Date, AT&T and the Communications Services Entities shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the AT&T Health and Welfare Plans with respect to AT&T Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the AT&T Health and Welfare Plans at any time after the Close of the Distribution Date. Effective Immediately after the Distribution Date, AT&T Broadband or another Broadband Entity shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Broadband Health and Welfare Plans with respect to Broadband Employees and Broadband Transferees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the Broadband Health and Welfare Plans at any time after the Close of the Distribution Date. AT&T shall assume or retain all Liabilities and obligations under COBRA with respect to any individual whose employment with an AT&T Entity terminated prior to the Close of the Distribution Date and whose last employment with an AT&T Entity was not with AT&T Broadband or another Broadband Entity. AT&T Broadband or another applicable Broadband Entity shall assume or retain all Liabilities and obligations under COBRA with respect to any individual whose employment with an AT&T Entity terminated prior to the Close of the Distribution Date and whose last employment with an AT&T Entity was with AT&T Broadband or another Broadband Entity.

     4.8 Long-Term Care; Direct Pay Arrangements. As of the Close of the Distribution Date, AT&T shall retain all Liabilities relating to the AT&T Long-Term Care Plan for Management Employees and the AT&T Long-Term Care Plan for Occupational Employees and shall take, or cause its third-party vendor or insurer to take, all such actions as are or may be reasonably necessary to enable any Broadband Transferee or Broadband Employee (if any) and his or her eligible family members covered under either the AT&T Long-Term Care Plan for Management Employees or the AT&T Long-Term Care Plan for Occupational Employees as of the Distribution Date to continue such coverage on a direct pay basis after the Close of the Distribution Date.

     4.9 Severance Benefits. AT&T Broadband shall provide to Broadband Transferees who become eligible to receive severance benefits under the Broadband Severance Plan after the Close of the Distribution Date but prior to the first anniversary of the Distribution Date, severance payments in an amount not less than the greater of (i) the severance payment amounts that such Broadband Transferees would have received under the AT&T Force Management Program as in effect on the Distribution Date as set forth in Schedule 4.9 or
(ii) the severance
payment amounts otherwise payable to Broadband Transferees under the Broadband Severance Plan as in effect on the date of termination of employment. The determination of severance payments under either the AT&T Force Management Program or the Broadband Severance Plan shall take into account service with AT&T prior to the Close of the Distribution Date and service with AT&T Broadband or a Broadband Entity after the Close of the Distribution Date.

                                   ARTICLE V
                      EXECUTIVE BENEFITS AND OTHER BENEFITS

     5.1 Individual Agreements - Assumption of Liabilities and Consents.

          (a) AT&T has been providing compensation and benefits, subject to reimbursement from a Broadband Entity, to Broadband Transferees during the period those Broadband Transferees have been providing services on a substantially full-time basis to a Broadband Entity. AT&T shall continue to provide such compensation and benefits through the Distribution Date (or, in the case of a Broadband Transferee on Approved Leave of Absence, until he or she becomes a Broadband Employee in accordance with Section 2.3), and be entitled to reimbursement from AT&T Broadband or another Broadband Entity, in accordance with established practice and Section 6.1.

          (b) Certain Individual Agreements provide for the payment of certain compensation and benefits in the event of the termination of employment of the individual covered by the terms of such Individual Agreements. Effective as of the Close of the Distribution Date (or, in the case of Broadband Transferees on Approved Leave of Absence, the date on which such Broadband Transferee becomes employed by AT&T Broadband or another Broadband Entity pursuant to Section 2.3), AT&T Broadband shall assume or retain, as applicable, all Liabilities with respect to those Individual Agreements and other matters set forth on Schedule 5.1(b) to this Agreement in consideration of and with respect to services rendered to AT&T Broadband or another Broadband Entity after the Distribution Date, including without limitation, payment of any compensation or benefit which is not yet due and payable pursuant to the terms of such Individual Agreement. A Broadband Transferee who is a party to an Individual Agreement, the obligations of which are assumed or retained by AT&T Broadband pursuant to the provisions of this Section 5.1(b), shall not be deemed to have terminated employment in connection with or in anticipation of the consummation of the transactions contemplated by the Separation and Distribution Agreement for purposes of administering benefits under such Individual Agreement, the payment or vesting of which is conditioned upon termination of employment.

          (c) Effective as of the Close of the Distribution Date, AT&T shall retain all Liabilities with respect to any Individual Agreements between AT&T and any AT&T Employee (except for Individual Agreements assumed by AT&T Broadband pursuant to Section 5.1(b)) in consideration of and with respect to services rendered prior to, on or after the Distribution Date, including payment of any compensation or benefits which is not yet due and payable pursuant to the terms of any such Individual Agreement.

     5.2 AT&T Short Term Incentive Plan and AT&T Bonus Plan Award.

          (a) The AT&T Broadband Board of Directors shall be responsible for determining all awards that would otherwise be payable under the AT&T Short Term Incentive Plan to Broadband Transferees who are Senior Managers, and AT&T Broadband shall be responsible for determining all awards that would otherwise be payable pursuant to the AT&T Bonus Plan Award to Broadband Transferees who are not Senior Managers, for the Distribution Year. AT&T Broadband shall also determine for Broadband Transferees (other than for Senior Managers) (i) the extent to which established performance criteria (as interpreted by AT&T Broadband, in its sole discretion, after taking into account the effects of the Separation Transactions) have been met, and (ii) the payment level for each Broadband Transferee. AT&T Broadband shall assume all Liabilities with respect to any such awards payable to Broadband Transferees for the Distribution Year and thereafter. Notwithstanding the foregoing, AT&T Broadband shall honor the terms of Individual Agreements as set forth in Section 5.1(b).

          (b) The AT&T Board of Directors shall be responsible for determining all awards that would otherwise be payable under the AT&T Short Term Incentive Plan to AT&T Employees, (excluding Broadband Transferees) who are Senior Managers, and AT&T shall be responsible for determining all awards that would otherwise be payable pursuant to the AT&T Bonus Plan Award to AT&T Employees (excluding Broadband Transferees) who are not Senior Managers, for the Distribution Year. AT&T shall also determine for AT&T Employees (excluding Broadband Transferees) who are not Senior Managers (i) the extent to which established performance criteria (as interpreted by AT&T, in its sole discretion, after taking into account the effects of the Separation Transactions) have been met, and (ii) the payment level for each such AT&T Employee (excluding Broadband Transferees). AT&T shall retain all Liabilities with respect to any such awards payable to AT&T Employees for the Distribution Year and thereafter. Notwithstanding the foregoing, AT&T shall honor the terms of Individual Agreements as set forth in Section 5.1(c).

     5.3 AT&T Long Term Incentive Plans. AT&T and AT&T Broadband shall use their reasonable best efforts to take all actions necessary or appropriate so that each outstanding award granted under any AT&T Long Term Incentive Plan held by any individual shall be adjusted as set forth in this Article V.

          (a) AT&T Options Held by Current Employees.

              (i) As determined by the Committee (as that term is defined in the AT&T 1997 Long Term Incentive Program) pursuant to its authority under any of the AT&T Long Term Incentive Plans, each AT&T Option outstanding under any AT&T Long Term Incentive Plan as of the Distribution Date that is held by an AT&T Employee (other than a Broadband Transferee) shall be subject to the same terms and conditions after the Distribution as the terms and conditions applicable to such AT&T Option immediately prior to the Distribution; provided, however, that from and after the Close of the Distribution (i) the number of shares of AT&T Common Stock subject to such AT&T Option, rounded to the nearest whole share, shall be equal to the product of (x) the number of shares of AT&T Common Stock subject to such AT&T Option immediately prior to the Distribution Date and (y) the quotient obtained by dividing the AT&T Closing Stock Value by the AT&T Opening Stock Value and (ii) the exercise price of such AT&T Option, rounded to the nearest whole cent, shall be equal to the product of (x) the exercise price of such AT&T Option immediately prior to the Distribution and (y) the quotient obtained by dividing the AT&T Opening Stock Value by the AT&T Closing Stock Value.

              (ii) As determined by the Committee (as that term is defined in the AT&T 1997 Long Term Incentive Program) pursuant to its authority under any of the AT&T Long Term Incentive Plans, each AT&T Option outstanding under any AT&T Long Term Incentive Plan as of the Distribution Date that is held by a Broadband Employee or a Broadband Transferee shall be converted into a Broadband Option issued pursuant to the Broadband Adjustment Plan, subject to the same terms and conditions after the Distribution as the terms and conditions applicable to such AT&T Option immediately prior to the Distribution; provided, however, that from and after the Close of the Distribution (i) the number of shares of AT&T Broadband Common Stock subject to such Broadband Option, rounded to the nearest whole share, shall be equal to the product of (x) the number of shares of AT&T Common Stock subject to the AT&T Option immediately prior to the Distribution Date and (y) the quotient obtained by dividing the AT&T Closing Stock Value by the Broadband Common Stock Value, (ii) the exercise price of such Broadband Option, rounded to the nearest whole cent, shall be equal to the product of (x) the exercise price of the AT&T Option immediately prior to the Distribution and (y) the quotient obtained by dividing the Broadband Common Stock Value by the AT&T Closing Stock Value, and (iii) each Broadband Option shall be subject to the change in control provisions of the Broadband Adjustment Plan.

          (b) AT&T Options Held by Former Employees.

              (i) As determined by the Committee (as that term is defined in the AT&T 1997 Long Term Incentive Program) pursuant to its authority under any of the AT&T Long Term Incentive Plans, each AT&T Option outstanding under any AT&T Long Term Incentive Plan as of the Distribution Date that is held by any individual who is not an AT&T Employee, a Broadband Employee or a Broadband Transferee (a "Former Employee") shall be converted, immediately prior to the Distribution, into an adjusted AT&T Option under the applicable AT&T Long Term Incentive Plan and a Broadband Option under the Broadband Adjustment Plan, whereby the combined Intrinsic Value of such adjusted AT&T Option and Broadband Option held by such individual immediately after the Distribution equals the Intrinsic Value of such AT&T Option immediately before the Distribution.

              (ii) The adjustment set forth in Section 5.3(b)(i) shall be made as follows:

                   (A) Exercise Price of Adjusted AT&T Option. The exercise price per share of AT&T Common Stock subject to an adjusted AT&T Option shall equal the product obtained by multiplying (a) times (b) where "(a)" equals the exercise price per share of the AT&T Option with respect to which the adjustment is being made immediately before the Distribution, and "(b)" equals the quotient obtained by dividing the AT&T Opening Stock Value by the AT&T Closing Stock Value.

                   (B) Exercise Price of Broadband Option. The exercise price per share of AT&T Broadband Stock subject to a Broadband Option issued pursuant to Section 5.3(b)(i) shall equal the product obtained by multiplying (c) times
(d) where "(c)" equals the exercise price per share of the AT&T Option with respect to which the Broadband Option is granted immediately before the Distribution and "(d)" equals the quotient obtained by dividing the Broadband Common Stock Value by the AT&T Closing Stock Value.

                   (C) Number of Shares Subject to the Broadband Options. The number of shares of AT&T Broadband Common Stock subject to a Broadband Option granted pursuant to Section 5.3(b)(i) shall equal the quotient obtained by dividing (a) by (b) where "(a)" equals the amount determined by multiplying the Intrinsic Value of the AT&T Option with respect to which the adjustment is being made, based on the AT&T Closing Stock Value and the exercise price per share of such AT&T Option, by a fraction, the numerator of which is the Broadband Stock Value and the denominator of which is the AT&T Closing Stock Value, and "(b)" equals the Intrinsic Value of an Option to purchase one share of AT&T Broadband Common Stock based on the Broadband Common Stock Value and the exercise price of such Broadband Option as calculated in (B) above.

                   (D) Number of Shares Subject to Adjusted AT&T Options. The number of shares of AT&T Common Stock subject to an adjusted AT&T Option shall equal the quotient obtained by dividing (a) by (b) where "(a)" equals (i) the Intrinsic Value of the AT&T Option with respect to which the adjustment is being made, based on the AT&T Closing Stock Value and the exercise price per share of such AT&T Option, minus (ii) the Intrinsic Value of the Broadband Option granted pursuant to Section 5.3(b)(ii)(C) with respect to the AT&T Option for which the adjustment is being made, based upon the Broadband Stock Value, and "(b)" equals the Intrinsic Value of an Option to purchase one share of AT&T Common Stock based on the AT&T Opening Stock Value and the exercise price of such adjusted AT&T Option as set forth above.

          (c) Miscellaneous Option Terms.

              (i) AT&T and AT&T Broadband acknowledge that, in the context of the Separation Transactions, the adjustment to AT&T Options as set forth in this
Section 5.3 will be implemented, in part, by the issuance of Broadband Options under the terms of the Broadband Adjustment Plan. Accordingly, it is intended that, to the extent of the issuance of such Broadband Options in connection with the adjustments set forth in this Section 5.3, the Broadband Adjustment Plan shall be considered a successor to the AT&T Long Term Incentive Plan and to have assumed the obligation of the AT&T Long Term Incentive Plan to make the adjustment of AT&T Options as set forth in this Section 5.3.

              (ii) After the Distribution Date, adjusted AT&T Options, regardless of by whom held, shall be settled by AT&T pursuant to the terms of the AT&T Long Term Incentive Plan, and Broadband Options, regardless of by whom held, shall be settled by AT&T Broadband pursuant to the terms of the Broadband Adjustment Plan.

              (iii) Except as provided pursuant to a separate agreement between AT&T and Qwest Communications International, Inc. (the "Qwest Agreement"), AT&T or a

Communications Services Entity shall claim the benefit of federal, state, and local tax deductions related to the exercise of all adjusted AT&T Options after the Distribution Date and none of AT&T Broadband or any Broadband Entity shall claim any such tax deductions. Except as otherwise provided pursuant to the Qwest Agreement, after the Distribution Date, AT&T and the Communications Services Entities shall be responsible for the proper payroll tax treatment and the proper reporting to the appropriate governmental authorities of compensation relating to all option exercises of AT&T Options.

              (iv) Except with respect to Broadband Options granted pursuant to this Section 5.3 with respect to options subject to the Qwest Agreement, AT&T Broadband or a Broadband Entity shall claim the benefit of federal, state and local tax deductions related to the exercise of Broadband Options after the Distribution Date and neither AT&T nor any Communications Services Entity shall claim any such tax deductions. Except with respect to Broadband Options granted pursuant to this Section 5.3 with respect to options subject to the Qwest Agreement, after the Distribution Date, AT&T Broadband and the Broadband Entities shall be responsible for the proper payroll tax treatment and the proper reporting to the appropriate governmental authorities of compensation relating to all option exercises of Broadband Options.

              (v) (A) With respect to any adjusted AT&T Option held by persons, other than AT&T Employees, who as of the date of exercise are no longer employed by an AT&T Entity, but whose last employment with an AT&T Entity was with a Broadband Entity, and (B) with respect to any Broadband Option held by persons, other than Broadband Employees, who as of the date of exercise are no longer employed by an AT&T Entity, but whose last employment with an AT&T Entity was not with a Broadband Entity (each, a "Crossover Option"), in each case Salomon Smith Barney, or such other entity as AT&T or AT&T Broadband may agree, shall act as the recordkeeper for the Crossover Options; provided, however, that each of AT&T and AT&T Broadband shall expeditiously select and agree upon a recordkeeper so as to avoid any unreasonable expenses. If the exercise of Crossover Options is made pursuant to a broker-assisted cashless exercise through the recordkeeper in accordance with the regulations of the Federal Reserve Board, then immediately after such exercise, the recordkeeper shall sell the number of shares necessary to remit the following payments (which may be all the shares): (i) to the issuer of the option, the exercise price; and (ii) to the former employer of the option holder, the employee's share of income and payroll taxes. The recordkeeper shall thereafter remit to the option holder (i) the balance of the proceeds from the sale of all shares or (ii) the remaining whole shares and cash for any fractional shares, as applicable.

              (vi) AT&T and AT&T Broadband agree to act (or to take such action) with respect to such federal, state, or local tax deductions, and with respect to fulfilling the payroll tax and reporting obligations on compensation, consistent with (iii) through (v) above, as are reasonably necessary or appropriate to achieve, maintain and/or preserve such tax results.

              (vii) If (a) as a result of a determination (as defined in Section 1313 of the Code) or (b) in the opinion of nationally recognized tax counsel to AT&T or AT&T Broadband, which opinion and tax counsel are reasonably acceptable to the other party hereto, as a result of final or pending Treasury Regulations, Internal Revenue Service announcement or otherwise, in each case, there is a substantial likelihood that the tax deductions related to the exercise of Options under this Agreement and/or the payroll tax and reporting obligations related to the exercise of Options, will be inconsistent with all or any part of Section 5.3(c)(iii) through (vi) above, the parties shall negotiate in good faith to restructure the arrangements set forth herein so that (I) if, pursuant to the determination or opinion, a party gets a tax deduction it was not entitled to claim under the terms of this Agreement, that party shall pay over to the party entitled to claim the deduction under the terms of this Agreement, as if and for the tax year(s) recognized through a reduction in taxes due and/or the receipt of a refund in an amount equal to the lesser of (x) its tax benefit and (y) the benefit otherwise available to the party entitled to such deduction under the terms of this Agreement, as if and for the tax year(s) when such deduction would have resulted in a reduction in taxes due and/or the receipt of a refund and (II) the reporting and financial burden of the payroll taxes are, to the extent practicable, as described above. Any such amounts shall be payable within 30 days of the filing of the return in which the benefit described in (x) or (y) of the preceding sentence, whichever is later, is reflected. If the parties are unable to reach an agreement on how to restructure the arrangements set forth herein within 90 days of such determination or the receipt of the opinion of counsel described in the first sentence of this subparagraph (vii) such disagreement shall be resolved by a nationally recognized law firm or accounting firm ("Independent Third Party"), selected in a manner similar to the procedure set forth in Section 11.7(a) of the Tax Sharing Agreement, whose judgment shall be conclusive and binding upon the parties. The cost of any Independent Third Party shall be shared equally between the parties.

          (d) Vesting and Exercisability of Options.

              (i) Each adjusted AT&T Option issued to an AT&T Employee (other than a Broadband Transferee) as part of the adjustment to AT&T Options pursuant to this Section 5.3 shall, except as specifically provided herein, be subject to the same terms and conditions set forth in the original AT&T Option with respect to which the adjusted AT&T Option was issued.

              (ii) Each Broadband Option issued to a Broadband Employee or Broadband Transferee as part of the adjustment to AT&T Options pursuant to this
Section 5.3 shall, except as specifically provided herein, be subject to the same terms and conditions set forth in the original AT&T Option with respect to which the Broadband Option was received except that each unvested Broadband Option shall be subject to the change in control provisions of the Broadband Adjustment Plan.

              (iii) Notwithstanding the foregoing, the adjusted AT&T Options and Broadband Options shall not be exercisable during a period beginning on a date prior to the Distribution Date determined by AT&T in its sole discretion, and continuing until the AT&T Opening Stock Value and the Broadband Common Stock Value are determined immediately after the Distribution, or such longer period as AT&T or AT&T Broadband determines necessary to implement the provisions of this Section 5.3.

              (iv) Each Broadband Option and each AT&T Option issued to any Former Employee as part of the adjustment to AT&T Options pursuant to this
Section 5.3 shall be subject to the same terms and conditions regarding term, vesting and other provisions regarding exercise as set forth in the original AT&T option with respect to which the adjusted AT&T Option was issued and the Broadband Option was received.

          (e) Restricted Shares. As determined by the Committee (as that term is defined in the AT&T 1997 Long Term Incentive Program) pursuant to its authority under any of the AT&T Long Term Incentive Plans:

              (i) Each AT&T Participant who is the holder of an AT&T Award consisting of AT&T restricted shares that is outstanding as of the Distribution Date shall receive, as of the Close of the Distribution Date:

                   (A) an award under the applicable AT&T Long Term Incentive Plan for the number of stock units (valued with respect to AT&T Broadband Common Stock), determined by multiplying the number of AT&T restricted shares held as of the Distribution Date by the Distribution Ratio; and

                   (B) a number of adjusted AT&T restricted shares under the applicable AT&T Long Term Incentive Plan determined by dividing (a) by (b) where "(a)" equals the value of the AT&T restricted shares held as of the Distribution Date, based on the AT&T Closing Stock Value, reduced by the value of the stock units awarded pursuant to Section 5.3(e)(i)(A), based on the Broadband Common Stock Value, and "(b)" equals the value of a single AT&T restricted share, based on the AT&T Opening Stock Value.

              (ii) Each Broadband Participant holding an AT&T Award consisting of AT&T restricted shares outstanding as of the Distribution Date shall receive, as of the Close of the Distribution Date:

                   (A) an award under the Broadband Adjustment Plan for a number of AT&T Broadband restricted shares (valued with respect to AT&T Broadband Common Stock) determined by multiplying the number of AT&T restricted shares held as of the Distribution Date by the Distribution Ratio; and

                   (B) an award under the Broadband Adjustment Plan for a number of AT&T restricted shares, determined by dividing (a) by (b) where "(a)" equals the value of the AT&T restricted shares held as of the Distribution Date, based on the AT&T Closing Stock Value, reduced by the value of the AT&T Broadband restricted shares awarded pursuant to Section 5.3(e)(ii)(A), based on the Broadband Common Stock Value, and "(b)" equals the value of a single AT&T stock unit, based on the AT&T Opening Stock Value.

              (iii) Each Broadband Participant shall continue to vest or satisfy service requirements with respect to his or her Broadband Award of restricted shares under the Broadband Adjustment Plan and shall continue to vest in his or her adjusted AT&T restricted shares under the AT&T Long-Term Incentive Plan during his or her employment with AT&T Broadband or another Broadband Entity and shall continue to be subject to the same terms and conditions of the original AT&T restricted share award, except: (A) employment with AT&T Broadband or another Broadband Entity shall be treated as continued employment, (B) any term of such award with respect to a change in control of AT&T shall be modified to refer to a change in control of AT&T Broadband; and (C) with respect to restricted shares granted pursuant to

Section 5.3(e)(ii)(A) (the value of which is determined by reference to the underlying value of AT&T Broadband Common Stock), dividend equivalents paid with respect to any such award shall be payable after the Distribution Date with reference to dividends on AT&T Broadband Common Stock, if any.

              (iv) Each AT&T Participant shall continue to vest or satisfy service requirements with respect to his or her award of AT&T Award of restricted shares and stock units under the AT&T Long Term Incentive Plan in accordance with the terms and conditions of the original AT&T restricted share award with respect to which the AT&T Award of restricted shares and stock units are issued, except: (A) each such award shall be settled by AT&T or a Communications Services Entity in accordance with the terms of such award and the applicable AT&T Long Term Incentive Plan; and (B) with respect to stock units granted pursuant to Section 5.3(e)(i)(A) (the value of which is determined by reference to the underlying value of AT&T Broadband Common Stock), dividend equivalents paid with respect to any such award shall be payable after the Distribution Date with reference to dividends on AT&T Broadband Common Stock, if any.

          (f) Restricted Stock Units. As determined by the Committee (as that term is defined in the AT&T 1997 Long Term Incentive Program) pursuant to its authority under any of the AT&T Long Term Incentive Plans:

              (i) Each AT&T Participant who is the holder of an AT&T Award consisting of AT&T restricted stock units that is outstanding as of the Distribution Date shall receive, as of the Close of the Distribution Date:

                   (A) an award under the applicable AT&T Long Term Incentive Plan for the number of stock units (valued with respect to AT&T Broadband Common Stock), determined by multiplying the number of AT&T restricted stock units held as of the Distribution Date by the Distribution Ratio; and

                   (B) a number of adjusted AT&T restricted stock units under the applicable AT&T Long Term Incentive Plan determined by dividing (a) by (b) where "(a)" equals the value of the AT&T restricted stock units held as of the Distribution Date, based on the AT&T Closing Stock Value, reduced by the value of the stock units awarded pursuant to Section 5.3(f)(i)(A), based on the Broadband Common Stock Value, and "(b)" equals the value of a single AT&T restricted stock unit, based on the AT&T Opening Stock Value.

              (ii) Each Broadband Participant holding an AT&T Award consisting of AT&T restricted stock units outstanding as of the Distribution Date shall receive, as of the Close of the Distribution Date:

                   (A) an award under the Broadband Adjustment Plan for a number of AT&T Broadband restricted stock units (valued with respect to AT&T Broadband Common Stock) determined by multiplying the number of AT&T restricted stock units held as of the Distribution Date by the Distribution Ratio; and

                   (B) an award under the Broadband Adjustment Plan for a number of stock units (valued with respect to AT&T Common Stock), determined by dividing

(a) by (b) where "(a)" equals the value of the AT&T restricted stock units held as of the Distribution Date, based on the AT&T Closing Stock Value, reduced by the value of the AT&T Broadband restricted stock units awarded pursuant to
Section 5.3(f)(ii)(A), based on the Broadband Common Stock Value, and "(b)" equals the value of a single AT&T stock unit, based on the AT&T Opening Stock Value.

              (iii) Each Broadband Participant shall continue to vest or satisfy service requirements with respect to his or her Broadband Award of restricted stock units and stock units under the Broadband Adjustment Plan in accordance with the terms and conditions of the original AT&T restricted stock unit award with respect to which the Broadband Award of restricted stock units and stock units are issued, except: (A) any term of such award with respect to a change in control of AT&T shall be modified to refer to a change in control of AT&T Broadband; (B) with respect to restricted stock units granted pursuant to
Section 5.3(f)(ii)(A) (the value of which is determined by reference to the underlying value of AT&T Broadband Common Stock), dividend equivalents paid with respect to any such award shall be payable after the Distribution Date with reference to dividends on AT&T Broadband Common Stock, if any; and (C) each such award shall be settled by AT&T Broadband or another Broadband Entity in accordance with the terms of such award and the Broadband Adjustment Plan.

              (iv) Each AT&T Participant shall continue to vest or satisfy service requirements with respect to his or her award of AT&T Award of restricted stock units and stock units under the AT&T Long Term Incentive Plan in accordance with the terms and conditions of the original AT&T restricted stock unit award with respect to which the AT&T Award of restricted stock units and stock units are issued, except: (A) each such award shall be settled by AT&T or a Communications Services Entity in accordance with the terms of such award and the applicable AT&T Long Term Incentive Plan; and (B) with respect to stock units granted pursuant to Section 5.3(f)(i)(A) (the value of which is determined by reference to the underlying value of AT&T Broadband Common Stock), dividend equivalents paid with respect to any such award shall be payable after the Distribution Date with reference to dividends on AT&T Broadband Common Stock, if any

          (g) Performance Shares. As determined by the Committee (as that term is defined in the AT&T 1997 Long Term Incentive Program) pursuant to its authority under any of the AT&T Long Term Incentive Plans:

              (i) Each AT&T Participant who is the holder of an AT&T Award consisting of AT&T performance shares for any open cycle that is outstanding as of the Distribution Date shall receive, as of the Close of the Distribution
Date:

                   (A) an award under the applicable AT&T Long Term Incentive Plan for the number of stock units (valued with respect to AT&T Broadband Common Stock), determined by multiplying the number of AT&T performance shares held as of the Distribution Date by the Distribution Ratio; and

                   (B) an adjusted award of AT&T performance shares under the applicable AT&T Long Term Incentive Plan for a number of AT&T performance shares (valued with respect to AT&T Common Stock) determined by dividing (a) by (b) where "(a)" equals the value of the AT&T performance shares held as of the Distribution Date, based on the AT&T Closing Stock Value, reduced by the value of the stock units awarded pursuant to Section 5.3(g)(i)(A), based on the Broadband Common Stock Value, and "(b)" equals the value of a single AT&T performance share, based on the AT&T Opening Stock Value.

              (ii) Each Broadband Participant holding an AT&T Award consisting of AT&T performance shares for any open cycle that is outstanding as of the Distribution Date shall receive, as of the Close of the Distribution Date:

                   (A) an award under the Broadband Adjustment Plan for a number of AT&T Broadband performance shares (valued with respect to AT&T Broadband Common Stock) determined by multiplying the number of AT&T performance shares held as of the Distribution Date by the Distribution Ratio; and

                   (B) an award under the Broadband Adjustment Plan for a number of stock units (valued with respect to AT&T Common Stock), determined by dividing (a) by (b) where "(a)" equals the value of the AT&T performance shares held as of the Distribution Date, based on the AT&T Closing Stock Value, reduced by the value of the AT&T Broadband performance shares awarded pursuant to
Section 5.3(g)(ii)(A), based on the Broadband Common Stock Value, and "(b)" equals the value of a single AT&T stock unit, based on the AT&T Opening Stock Value.

              (iii) Each Broadband Participant shall continue to vest or satisfy service requirements with respect to his or her Broadband Award of adjusted performance shares and stock units under the Broadband Adjustment Plan in accordance with the terms and conditions of the original AT&T performance share award with respect to which the adjusted performance shares and stock units are issued, except: (A) any term of such award with respect to a change in control of AT&T shall be modified to refer to a change in control of AT&T Broadband; (B) the value and performance criteria of AT&T Broadband performance shares held by a Broadband Participant will be based on the underlying value of a share of AT&T Broadband Common Stock and performance measures as determined by the Compensation and Employee Benefits Committee of the AT&T Broadband Board of Directors (or its successor) from time to time; (C) each stock unit awarded pursuant to Section 5.3(g)(ii)(B) shall be deemed earned at 100% of target, valued by reference to the underlying value of a share of AT&T Common Stock; (D) with respect to performance shares granted pursuant to Section 5.3(g)(ii)(A) (the value of which is determined by reference to the underlying value of AT&T Broadband Common Stock), dividend equivalents paid with respect to any such award shall be payable after the Distribution Date with reference to dividends on AT&T Broadband Common Stock, if any; and (E) each such award shall be settled by AT&T Broadband or another Broadband Entity in accordance with the terms of such award and the Broadband Adjustment Plan.

              (iv) Each AT&T Participant shall continue to vest or satisfy service requirements with respect to his or her award of adjusted performance shares and stock units under the AT&T Long Term Incentive Plan in accordance with the terms and conditions of the original AT&T performance share award with respect to which the adjusted performance shares and stock units are issued, except: (A) the value and performance criteria of AT&T performance shares held by an AT&T Participant will be based on the underlying value of a share of AT&T

Common Stock after the Distribution and performance measures as determined by the Compensation and Employee Benefits Committee of the AT&T Board of Directors (or its successor) from time to time; (B) each stock unit issued pursuant to
Section 5.3(g)(i)(A) shall be deemed earned at 100% of target, valued by reference to the underlying value of a share of AT&T Broadband Common Stock; (C) each such award shall be settled by AT&T or a Communications Services Entity in accordance with the terms of such award and the applicable AT&T Long Term Incentive Plan; and (D) with respect to stock units granted pursuant to Section 5.3(g)(i)(A) (the value of which is determined by reference to the underlying value of AT&T Broadband Common Stock), dividend equivalents paid with respect to any such award shall be payable after the Distribution Date with reference to dividends on AT&T Broadband Common Stock, if any.

          (h) Partial Interests in Shares or Stock Units. To the extent that any adjustment in stock options, performance shares, stock units, restricted stock, or restricted stock units results in any fractional interest in shares (or stock units), normal rounding principles shall be applied such that adjustments resulting in a fractional interest of .5 or greater will be rounded up to the nearest whole share or unit and adjustments resulting in a fractional interest of less than .5 will be rounded down to the nearest whole share or unit. No fractional interests in shares or stock units shall be payable in cash or otherwise.

          (i) Incentive Stock Options; Foreign Grants/Awards. AT&T and AT&T Broadband shall use their best efforts to preserve the value and tax treatment accorded incentive stock options awarded under the AT&T Long Term Incentive Plan, and to preserve the value and tax treatment accorded grants/awards provided to non-U.S. employees under any domestic or foreign equity-based incentive program sponsored by an AT&T Entity. The parties hereby delegate to the AT&T Executive Vice President-Human Resources, for periods before the Distribution Date, the authority to determine an appropriate methodology for adjusting such grants or awards in a manner that is, to the extent possible, consistent with the treatment of such awards and grants for U.S. employees.

          (j) Individual Enforcement. Notwithstanding the provisions of Section
6.3 of this Agreement or any provision of any other Ancillary Agreement (as defined in the Separation and Distribution Agreement) or the Merger Agreement, any individual who, immediately prior to the Distribution is a holder of an AT&T Option, a grant of AT&T restricted stock, restricted stock units, performance shares or stock units, shall have the right in his or her individual capacity to enforce the provisions of this Section 5.3, subject to the provisions of Section 5.5.

     5.4 AT&T Employee Stock Purchase Plan. In accordance with the AT&T Employee Stock Purchase Plan, AT&T shall cause (a) all amounts credited to the "Periodic Deposit Account" of each Broadband Transferee and each Broadband Employee under the AT&T Employee Stock Purchase Plan to be applied on the next exercise date coincident with or next following the Distribution Date or, with respect to a Broadband Transferee who is on an Approved Leave of Absence as of the Distribution Date, the next exercise date after the date the employment of such a Broadband Transferee is transferred to a Broadband Entity (the "Next Exercise Date") toward the purchase of AT&T Common Stock, and then (b) stock certificates with respect to whole shares of all AT&T Common Stock and any other stock held by the recordkeeper, and cash with respect to fractional shares of AT&T Common Stock and any other stock held by the recordkeeper, to be distributed as soon as practicable after the Next Exercise Date, and then (c) the recordkeeping accounts of all Broadband Transferees and Broadband Employees to be terminated under the AT&T Stock Purchase Plan.

     5.5 Savings Clause. Notwithstanding any other provision of Section 5.3, if and to the extent either AT&T or AT&T Broadband shall determine in its reasonable judgment, after consultation with its legal counsel or financial accountants, as appropriate, that any action required to be taken by it under
Section 5.3 does not comply with applicable laws or does not properly satisfy all relevant financial accounting pronouncements, then AT&T and AT&T Broadband shall take such other action as they mutually agree is necessary or appropriate in order to address such laws or such financial accounting concerns.

     5.6 Registration Requirements. As soon as possible following the time as of which the Form 10 or Form 8-A, as the case may be, is declared effective by the Securities and Exchange Commission but in any case before the Distribution Date and before the date of issuance or grant of any Broadband Option and/or shares of AT&T Broadband Common Stock pursuant to this Article V, AT&T Broadband agrees that it shall file a Form S-8 Registration Statement with respect to and cause to be registered pursuant to the Securities Act of 1933, as amended, the shares of AT&T Broadband Common Stock authorized for issuance under the Broadband Adjustment Plan as required pursuant to such Act and any applicable rules or regulations thereunder.

     5.7 Non-Competition Guidelines.

          (a) AT&T Non-Competition Guideline. Effective as of the Close of the Distribution Date, AT&T shall cause the AT&T Non-Competition Guideline, to be amended to provide that all AT&T Employees who terminate employment with AT&T or a Communications Services Entity and become employed by AT&T Broadband or another Broadband Entity at any time prior to the end of the sixth calendar month that ends after the Close of the Distribution Date, shall not be subject to the AT&T Non-Competition Guideline while such individual is employed by AT&T Broadband, another Broadband Entity or Parent (as defined in the Merger Agreement) or any of its Affiliates; provided, however, that nothing in this
Section 5.7(a) shall relieve any person from any obligation under the AT&T Non-Competition Guideline with respect to engaging in conduct (e.g., recruitment or solicitation of AT&T Employees or criticism of AT&T) that is "in conflict with or adverse to the interests of" AT&T, as such terms are defined in the AT&T Non-Competition Guideline. Notwithstanding the foregoing, no AT&T Employee who becomes employed by AT&T Broadband or another Broadband Entity shall be deemed to have violated the AT&T Non-Competition Guideline as a result of the recruitment or solicitation of any AT&T Employee in accordance with the People Movement Guidelines set forth in Exhibit 5.7(a) to this Agreement. Notwithstanding the foregoing, an AT&T Employee, who terminates employment with AT&T or a Communications Services Entity and becomes employed by AT&T Broadband or another Broadband Entity at any time prior to the end of the sixth calendar month that ends after the Close of the Distribution Date, shall be deemed to be employed by a competitor of AT&T for purposes of determining compliance with the provisions of the AT&T Non-Competition Guideline only if within the six month period following such individual's termination of employment with AT&T or such Communication Services Entity and before the end of the sixth calendar month that ends after the Close of the Distribution Date, such individual becomes employed by a company that is an active and significant competitor of AT&T excluding Parent or any of its Affiliates. For purposes of this paragraph, during the six month period following the Close of the Distribution Date, "active and significant competitor" means a company in competition with AT&T in a line of business which represents more than five percent (5%) of AT&T's consolidated gross revenues (excluding AT&T Broadband's revenues) for its most recently completed fiscal year. After the end of the six month period following the Close of the Distribution Date, whether an employer is a competitor of AT&T will be determined pursuant to AT&T's current usual and customary practice in administering the AT&T Non-Competition Guideline.

          (b) Broadband Non-Competition Guideline. In the event that AT&T Broadband shall adopt or maintain a non-competition guideline effective for periods after the Distribution Date, such guideline shall expressly provide that no employee of AT&T Broadband or other Broadband Entity who terminates employment with AT&T Broadband or another Broadband Entity and becomes employed by AT&T or a Communications Services Entity at any time prior to the end of the sixth calendar month that ends after the Close of the Distribution Date, shall be treated as being employed by a competitor of AT&T Broadband or another Broadband Entity for purposes of determining compliance with the non-competition provisions of such AT&T Broadband non-competition guideline while such individual remains employed by AT&T or a Communications Services Entity; provided, however, that nothing in this Section 5.7(b) shall relieve any person from any obligation under such Broadband non-competition guideline with respect to engaging in conduct (e.g., recruitment or solicitation of employees or criticism of AT&T Broadband) that is "in conflict with or adverse to the interests of" AT&T Broadband or any Broadband Entity, as such terms are defined in such guideline. Notwithstanding the foregoing, no Broadband Employee who becomes employed by AT&T or a Communications Services Entity shall be deemed to have violated such guideline as a result of the recruitment or solicitation of any employee of AT&T Broadband or another Broadband Entity to the extent that the hiring of any employee of AT&T Broadband or another Broadband Entity conforms to procedures set forth in the People Movement Guidelines attached to this Agreement as Exhibit 5.7(b). Notwithstanding the foregoing, a Broadband Employee who terminates employment with AT&T Broadband or another Broadband Entity and becomes employed by AT&T or a Communications Services Entity at any time prior to the end of the sixth calendar month that ends after the Close of the Distribution Date shall be deemed to be employed by a competitor of AT&T Broadband for purposes of determining compliance with the provisions of the Broadband non-competition guideline only if within the six month period following such individual's termination of employment with AT&T Broadband or another Broadband Entity and before the end of the sixth calendar month that ends after the Close of the Distribution Date, such Broadband Employee becomes employed by a company excluding AT&T and the Communications Services Entities that is an active and significant competitor of AT&T Broadband. For purposes of this paragraph, during the six month period following the Close of the Distribution Date, "active and significant competitor" means a company in competition with AT&T Broadband in a line of business which represents more than five percent (5%) of the AT&T Broadband consolidated gross revenues for its most recently completed fiscal year (excluding AT&T's revenues). At the conclusion of such six calendar month period, AT&T Broadband may deem employment, other than continuing employment with AT&T or a

Communications Services Entity, to be a violation of such AT&T Broadband non-competition guideline.

          (c) Confidentiality and Proprietary Information. No provision of the Separation and Distribution Agreement or this Agreement shall be deemed to release any individual for any violation of the Broadband non-competition guideline or such AT&T Non-Competition Guideline pertaining to confidential or proprietary information or any agreement or policy pertaining to confidential or proprietary information of AT&T Broadband or any of its Affiliates or of AT&T or any of its Affiliates, respectively, or otherwise relieve any individual of his or her obligations under such guideline or any such agreements or policies.

          (d) Deferral Plans and Individual Deferral Agreements. AT&T shall retain all Liabilities relating to (i) AT&T Deferral Plan Participants under the AT&T Deferral Plan, (ii) Non-Employee Directors under the AT&T Directors' Deferral Plan, and (iii) all Individual Deferral Agreements except as listed on
Schedule 5.1(b), and AT&T shall make payments under such plans and Individual Deferral Agreements at the times and in the manner designated in the applicable schedules on file with AT&T as of the Distribution Date and in accordance with the terms of such plans and Individual Deferral Agreements, including the Special Distribution Option approved by the AT&T Board. For purposes of this
Section 5.8, no AT&T Deferral Plan Participants, other than Broadband Transferees, and/or parties to Individual Deferral Agreements, shall be deemed to have terminated employment for purposes of administration of the AT&T Deferral Plan or any Individual Deferral Agreements as a result of the consummation of the transactions contemplated by the Separation and Distribution Agreement. AT&T Broadband and the Broadband Entities shall assume or retain, as applicable, all Liabilities with respect to any Individual Deferral Agreement with respect to Broadband Transferees as listed on Schedule 5.1(b). Notwithstanding anything in this Section 5.7(d) to the contrary, if any Broadband Transferee has elected to defer compensation under the AT&T Deferral Plan prior to the Distribution Date, and as of the Distribution Date such compensation is not yet otherwise payable pursuant to the terms of any such election, then AT&T Broadband, at the time such Broadband Transferee becomes an employee of AT&T Broadband or any other Broadband Entity, shall honor such deferral election as if it had been properly and timely made under the applicable AT&T Broadband deferred compensation plan, and shall allow such Broadband Transferee to immediately commence deferral of such compensation in accordance with the terms of the original deferral election.

     5.8 AT&T Non-Qualified Pension Plans and Arrangements. AT&T shall retain all Liabilities relating to the AT&T Non-Qualified Pension Plan, the AT&T Excess Benefit and Compensation Plan, the AT&T Mid-Career Pension Plan, the AT&T Senior Management Long Term Disability and Survivor Protection Plan, and any individual non-qualified pension arrangements other than those listed in Schedule 5.10 hereto and all Liabilities relating to AT&T Employees or Broadband Transferees under the AT&T Non-Qualified Pension Plan, the AT&T Excess Benefit and Compensation Plan, the AT&T Mid-Career Pension Plan, the AT&T Senior Management Long Term Disability and Survivor Protection Plan, and any individual non-qualified pension arrangements other than those listed in Schedule 5.10 hereto and all Liabilities with respect to any participant under such plans and arrangements as of the Close of the Distribution Date, as well as all assets held under any trust or other arrangement established as maintained for the funding of such Liabilities, and shall make benefit payments to AT&T

Employees and Broadband Transferees at such times and in such manner as is provided for under the terms of the respective non-qualified pension plans and arrangements.

     5.9 Broadband Non-Qualified Pension Plans and Arrangements. For periods after the Distribution Date, AT&T Broadband shall retain all Liabilities relating to the AT&T Broadband Non-Qualified Pension Plan, the MediaOne Group Mid-Career Plan, the MediaOne Group Non-Qualified Pension & Mid-Career Pension Trust, the AT&T Broadband Deferred Compensation Plan, the MediaOne Group Deferred Compensation Trust and any individual non-qualified pension arrangements identified in Schedule 5.10 hereto and all Liabilities relating to Broadband Employees under such plans and arrangements as of the Close of the Distribution Date, and shall make benefit payments to Broadband Employees at such times and in such manner as is provided for under the terms of the respective non-qualified pension plans and arrangements.

     5.10 Life Insurance Programs.

          (a) AT&T Senior Management Universal Life Insurance Program. As of the Close of the Distribution Date, AT&T shall retain all Liabilities relating to the AT&T Senior Management Universal Life Insurance Program. The life insurance amount under the SMULIP shall be frozen (the "frozen SMULIP coverage") as of the Close of the Distribution Date for any Broadband Transferee who is a SMULIP participant as of the Close of the Distribution Date and who either (i) is then eligible to participate in the AT&T Post-Retirement Welfare Benefits Plan or
(ii) may be eligible to participate in the AT&T Post-Retirement Welfare Benefits Plan pursuant to the provisions of Section 4.6. AT&T shall allow such Broadband Transferee to continue to participate in the SMULIP until the Broadband Transferee's attainment of his or her "normal termination date" under the terms of the SMULIP as such terms exist on the date of this Agreement. During the Broadband Transferee's participation in the SMULIP after the Distribution Date, AT&T shall pay the premiums determined to be due under the applicable life insurance policy (and any tax adjustment payments, determined in accordance with the terms of the SMULIP as they exist on the date of this Agreement) to provide the frozen SMULIP coverage amount. The participation of each other Broadband Transferee who participates in the SMULIP shall terminate as of the Close of the Distribution Date, the life insurance policy covering the life of such Broadband Transferee under the SMULIP may be allowed to lapse, surrendered for its cash surrender value, or continued with premium payments being made from the Broadband Transferee's (or his or her assignee's) personal assets and, after the Close of the Distribution Date, none of AT&T, AT&T Broadband, the Broadband Entities and the Communications Services Entities shall have any further obligation with respect thereto.

          (b) AT&T Executive Basic Life Insurance Program. As of the Close of the Distribution Date, AT&T shall retain all Liabilities relating to the AT&T Executive Basic Life Insurance Program. The life insurance amount under the EBLIP shall be frozen (the "frozen EBLIP coverage") as of the Close of the Distribution Date for any Broadband Transferee who is an EBLIP participant as of the Close of the Distribution Date and who either (i) is then eligible to participate in the AT&T Post-Retirement Welfare Benefits Plan; or (ii) may be eligible to participate in the AT&T Post-Retirement Welfare Benefits Plan pursuant to the provisions of Section 4.6. AT&T shall allow such Broadband Transferee to continue to participate in the EBLIP until Broadband Transferee's attainment of his or her "normal termination date" under the terms of the EBLIP as such terms exist on the date of this Agreement. During the Broadband Transferee's period of continued participation in the EBLIP, AT&T shall pay the premiums determined to be due under the applicable life insurance policy to provide the frozen EBLIP coverage. Notwithstanding any provision of this Section 5.11(b) to the contrary, after any Broadband Transferee who continues to participate in the EBLIP attains age 66, the participant's frozen EBLIP coverage shall be reduced according to the benefit schedule of the EBLIP for participants age 66 and older as such schedule exists on the date of this Agreement. The participation of all other Broadband Transferees who participate in the EBLIP shall terminate as of the Close of the Distribution Date, and AT&T shall transfer ownership of the life insurance policy covering the Broadband Transferee ("EBLIP Policy") (after withdrawing the total cash surrender value from the life insurance policy) to the Broadband Transferee (or his or her assignee). Following transfer of the EBLIP Policy, AT&T, AT&T Broadband, the Broadband Entities and the Communications Services Entities, as the case may be, shall have no further obligation with respect to the EBLIP Policy and the Broadband Transferee (or his or her assignee) may allow the EBLIP Policy to lapse or continue the coverage under the EBLIP Policy with premium payments being made from the Broadband Transferee's (or his or her assignee's) personal assets.

          (c) AT&T Estate Enhancement Program. As of the Close of the Distribution Date, AT&T shall retain all Liabilities relating to the AT&T Estate Enhancement Program.

          (d) AT&T Supplemental Variable Universal Life Insurance Program. As of the Close of the Distribution Date, AT&T shall retain all Liabilities relating to the AT&T Supplemental Variable Universal Life Insurance Program. The participation of all Broadband Transferees in the SVULIP shall terminate as of the Close of the Distribution Date. Affected Broadband Transferees may, in their sole discretion, continue, on a direct-pay basis, part or all of the coverage previously provided to them under the SVULIP.

     5.11 Financial Counseling.

          (a) As of the Close of the Distribution Date, AT&T shall retain all Liabilities relating to the AT&T Senior Management Financial Counseling Program or the AT&T Executive Financial Counseling Program and all AT&T agreements with vendors for the provision of financial counseling services. Following the Distribution Date, AT&T shall provide financial counseling program benefits (including preparation of income tax returns for the Distribution Year) for one year following the Distribution Date for those Broadband Transferees who immediately before the Close of the Distribution Date were (i) receiving financial counseling program benefits under either the AT&T Senior Management Financial Counseling Program or the AT&T Executive Financial Counseling Program, and (ii) then eligible to participate in the AT&T Post-Retirement Welfare Benefits Plans or who would be eligible to so participate pursuant to Section
4.6. To the extent the provision of any such benefit by AT&T is taxable income to the Broadband Transferee, AT&T shall make a tax adjustment payment to such Broadband Transferee in accordance with AT&T tax "gross-up" policies for similarly situated retiring employees at the AT&T Executive level. AT&T financial counseling benefits will terminate for all other Broadband Transferees as of the Close of the Distribution Date.

          (b) Except as provided in Section 5.11(a), AT&T shall have no responsibility for providing financial counseling services to any Broadband Transferee.

     5.12 Toll Discount Program. As of the Close of the Distribution Date, AT&T shall retain all Liabilities relating to the AT&T Toll Discount Program. Any Broadband Employee or Broadband Transferee who is eligible to participate in the AT&T Post-Retirement Welfare Benefits Plan as of the Close of the Distribution Date shall be entitled to continue to receive toll reimbursements in accordance with the terms of the applicable assumed AT&T Toll Discount Program. AT&T shall discontinue making toll reimbursements to each other Broadband Employee and Broadband Transferee under the AT&T Toll Discount Program effective as of the later of (a) the Close of the Distribution Date (or such sooner date when AT&T terminates the AT&T Toll Discount Program) or (b) the date on which the Broadband Employee or Broadband Transferee would no longer be in an eligible class of employees under the applicable AT&T Toll Discount Program.

     5.13 Relocation Plan. AT&T Broadband shall be responsible for all Liabilities with respect to the relocation expenses of any Broadband Transferee related to their employment by Broadband or a Broadband Entity. AT&T shall be responsible for all Liabilities with respect to the relocation expenses authorized by AT&T for any employees who, before the Close of the Distribution Date, leave the employment of AT&T Broadband or a Broadband Entity to become employees of AT&T or a Communications Services Entity.

     5.14 Senior Manager Car Allowance. As of the Close of the Distribution Date, AT&T shall retain all Liabilities relating to the Senior Manager Ground Transportation Program. AT&T shall discontinue making car allowance payments to each Broadband Transferee under the Senior Manager Ground Transportation Program effective as of the later of (a) the Close of the Distribution Date (or such sooner date when AT&T terminates the Senior Manager Ground Transportation Program) or (b) the date on which the Broadband Transferee would no longer be in an eligible class of employees under that program.

     5.15 Taxable Fringe Benefits. As of the Close of the Distribution Date, AT&T shall retain all Liabilities with respect to the AT&T Taxable Fringe Benefit Program. AT&T shall discontinue providing benefits to each Broadband Transferee under the AT&T Taxable Fringe Benefit Program effective as of the later of (a) the Close of the Distribution Date (or such sooner date when AT&T terminates the AT&T Taxable Fringe Benefit Program) and (b) the date on which the Broadband Transferees would no longer be in an eligible class of employees under that program.

     5.16 Separation Plans. Certain plans and programs of AT&T, including but not limited to the AT&T Senior Officer Separation Plan (the "SOSP"), the AT&T Senior Management Separation Plan (the "SMSP") and the AT&T Special Executive Separation Plan (the "SESP"), provide for the payment of certain compensation and benefits in the event of the termination of employment of the individual covered by the terms of such plans. As of the Close of the Distribution Date, AT&T shall retain all Liabilities relating to the SOSP, the SMSP and the SESP and all Liabilities relating to, arising out of, or resulting from claims incurred by or on behalf of any individual under such plans. A Broadband Transferee shall not be deemed to have terminated employment for purposes of determining eligibility for benefits under the SOSP, the

SMSP, the SESP or other similar plans and programs in connection with or in anticipation of the consummation of the transactions contemplated by the Separation and Distribution Agreement, and shall cease to be covered thereby as of the Close of the Distribution Date.

                                   ARTICLE VI
                           GENERAL AND ADMINISTRATIVE

     6.1 Payment of Liabilities. AT&T Broadband shall pay directly, or reimburse AT&T in accordance with established practice for, all compensation payable to Broadband Transferees for services rendered to AT&T Broadband or another Broadband Entity while in the employ of AT&T or an Communication Services Entity on or before the Distribution Date (or, in the case of a Broadband Transferee on Approved Leave of Absence, until he or she becomes a Broadband Employee in accordance with Section 2.3) to the extent not already reimbursed. To the extent the amount of such Liabilities is not yet determinable because the status of individuals as Broadband Transferees is not yet determined, except as otherwise specified herein or in another Ancillary Agreement with respect to particular Liabilities, AT&T Broadband shall make such payments or reimbursements based upon AT&T's reasonable estimates of the amounts thereof, and when such status is determined, AT&T Broadband shall make additional reimbursements or payments, or AT&T shall reimburse AT&T Broadband, to the extent necessary to reflect the actual amount of such Liabilities.

     6.2 Sharing of Participant Information. AT&T and AT&T Broadband shall share, and AT&T shall cause each Communications Services Entity to share, and AT&T Broadband shall cause each other Broadband Entity to share with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Broadband Benefit Plans and the AT&T Benefit Plans. AT&T and AT&T Broadband and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. Until the Close of the Distribution Date, all participant information shall be provided in the manner and medium applicable to Participating Companies in Benefit Plans of AT&T generally, and thereafter until December 31, 2002, all participant information shall be provided in a manner and medium as may be mutually agreed to by AT&T and AT&T Broadband. AT&T Broadband will notify AT&T of the termination following the Distribution Date of any Broadband Employee or Broadband Transferee who is eligible to participate in the AT&T Post-Retirement Welfare Benefits Plans.

     6.3 Best Efforts/Cooperation. Each of the parties hereto will use its commercially reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each of the parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing, consent or approval with respect to or by a governmental agency.

     6.4 Non-Termination of Employment; No Third-Party Beneficiaries. Without limiting the generality of Section 11.5 of the Separation and Distribution Agreement, which is hereby incorporated herein by reference, except as expressly provided in Section 5.3(j) of this Agreement, no provision of this Agreement or the Separation and Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any AT&T Employee, Broadband Employee or Broadband Transferee or other future, present, or former employee of any AT&T Entity under any Broadband Benefit Plan or AT&T Benefit Plan or otherwise. Without limiting the generality of the foregoing: (i) except as expressly provided in this Agreement or with respect to the AT&T Pension Plans and the AT&T Post-Retirement Welfare Benefits Plan, the occurrence of the Close of the Distribution Date shall not cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the AT&T Benefit Plans or any of the Individual Agreements or severance under the AT&T Force Management Plan or the Broadband Severance Plan; (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude AT&T or any Communications Services Entity, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any AT&T Benefit Plan, any benefit under any Benefit Plan or any trust, insurance policy or funding vehicle related to any AT&T Benefit Plan; and (iii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude AT&T Broadband or any other Broadband Entity, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Broadband Benefit Plan, any benefit under any Benefit Plan or any trust, insurance policy or funding vehicle related to any Broadband Benefit Plan.

     6.5 Audit Rights With Respect to Information Provided.

          (a) Each of AT&T and AT&T Broadband, and their duly authorized representatives, shall have the right to conduct reasonable audits with respect to all information provided to it by the other party. The party conducting the audit (the "Auditing Party") may adopt reasonable procedures and guidelines for conducting audits and the selection of audit representatives under this Section
6.4. The Auditing Party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Separation and Distribution Agreement, which are incorporated by reference herein. The party being audited shall provide the Auditing Party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within ten business days after receiving such draft.

          (b) The Auditing Party's audit rights under this Section 6.4 shall include the right to audit, or participate in an audit facilitated by the party being audited, of any Subsidiaries and Affiliates of the party being audited and to require the other party to request any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to agree to such an audit to the extent any such persons are affected by or addressed in this Agreement (collectively, the "Non-parties"). The party being audited shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party's expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party's expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the party being audited shall be limited to providing, at the Auditing Party's expense, a single individual at each audited site for purposes of facilitating the audit.

     6.6 Fiduciary Matters. It is acknowledged that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other party for any Liabilities caused by the failure to satisfy any such responsibility.

     6.7 Collective Bargaining. To the extent any provision of this Agreement is contrary to the provisions of any collective bargaining agreement to which AT&T or any Affiliate of AT&T is a party, the terms of such collective bargaining agreement with respect to the entities bound by such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, AT&T, AT&T Broadband, another Broadband Entity or a Communications Services Entity may be obligated to bargain with the union representing affected employees concerning those subjects.

     6.8 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, the parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used herein shall not be construed to require any party to incur any non-routine or unreasonable expense or Liability or to waive any right.

                                  ARTICLE VII
                                  MISCELLANEOUS

     7.1 Effect If Distribution Does Not Occur. If the Separation and Distribution Agreement is terminated prior to the Distribution Date, then all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Close of the Distribution Date, or Immediately after the Distribution Date, or otherwise in connection with the Separation Transactions shall not be taken or occur except to the extent specifically agreed by AT&T and AT&T Broadband.

     7.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

     7.3 Affiliates. Each of AT&T and AT&T Broadband shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by another Broadband Entity or a Communications Services Entity, respectively.

     7.4 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or, if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 7.4):

          (a) if to AT&T:

                             AT&T Corp.
                             295 North Maple Avenue
                             Basking Ridge, New Jersey  07920-1002
                             Attention:  Mirian Graddick

         with copies to:

                             AT&T Corp.
                             295 North Maple Avenue
                             Basking Ridge, New Jersey  07920-1002
                             Attention:  Robert Feit, Esq.
                             Facsimile No.:  (908) 221-8287

                             Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, NY  10019
                             Attention:  Karen G. Krueger
                             Facsimile No.:  (212) 403-2242

          (b)                if to AT&T Broadband:

                             AT&T Broadband, LLC
                             188 Inverness Drive West
                             Englewood CO  80112
                             Attention:  David R. Brunick
                             Facsimile No.:  (303) 858-3184


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

         with a copy to:   Sean Lindsay
                           188 Inverness Drive West
                           Englewood CO  80112
                           Facsimile:  (303) 858-3482

     7.5 Incorporation of Separation and Distribution Agreement Provisions. The following provisions of the Separation and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 7.5 to an "Article" or "Section" shall mean Articles or Sections of the Separation and Distribution Agreement, and, except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Separation and Distribution Agreement): Article V (relating to Mutual Releases and Indemnification); Article VII (relating to Exchange of Information and Confidentiality); Article VIII (relating to Further Assurances and Additional Covenants); Article IX (relating to Termination); Article X (relating to Dispute Resolution and Arbitration); and Article XI (relating to Miscellaneous), excluding the notice provisions thereof.

     7.6 Governing Law. To the extent not preempted by applicable federal law, this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, performance and remedies.

     7.7 References. Except as provided in Section 7.5, all references to Sections, Articles, Exhibits or Schedules contained herein mean Sections, Articles, Exhibits or Schedules of or to this Agreement, as the case may be, unless otherwise stated.

         IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

                                                     AT&T CORP.


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:


                                                     AT&T BROADBAND CORP.


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:



                                      -44-